                                                       Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUEBECOR WORLD INC.
             (Exact Name of registrant as specified in its charter)

                CANADA                                   NOT APPLICABLE
    -------------------------------                    -------------------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                          612 Saint-Jacques Street
                      MONTREAL, QUEBEC, CANADA H3C 4M8
        -------------------------------------------------------------
        (Address, including zip code, of principal executive offices)

              QUEBECOR PRINTING (USA) HOLDINGS INC. 401(k) PLAN
              -------------------------------------------------
                           (Full title of the plan)

                              Quebecor World Inc.
                     c/o Delaware Trust Capital Management
                        300 Delaware Avenue, Suite 1222
                          Wilmington, Delaware 19801
                                (302) 552-3108

  (Name, address, including zip code, and telephone number including area code, of agent for service)

                                   Copy to:
                             John A. Willett, Esq.
                                Arnold & Porter
                                399 Park Avenue
                         New York, New York 10022-4690
                                (212) 715-1000

                              ---------------------

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered              registered      offering price per    aggregate offering     registration
                                                     unit(1)(2)             price(2)             fee(3)
-------------------------------------------------------------------------------------------------------------
 Subordinate Voting Shares          5,000             $25.563               $117,815             $29.45
-------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on December 22, 2000 on the New York Stock Exchange which date is within 5 business days prior to the date of the filing of this Registration Statement.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

(3) In addition to the shares being registered by this Registration Statement, this Registration Statement also relates to shares of the Registrant's Subordinate Voting Shares issuable pursuant to the Quebecor Defined Contribution Plan and the Quebecor Deferred Compensation Savings Plan for which a Registration Statement on Form S-8, File No. 333-8870 is currently effective. A registration fee of $4,138.00 was paid upon the initial filing of the Registration Statement registering 800,000 Subordinate Voting Shares. As of December 11, 2000, 676,989 of these 800,000 previously registered Subordinate Voting Shares remain available for issuance.

         The Quebecor Defined Contribution Plan and the Quebecor Deferred Compensation Savings Plan are being merged into the Quebecor Printing
         (USA) Holdings Inc. 401(k) Plan. Such merger will be effective as of January 1, 2001. Pursuant to Rule 429 under the Securities Act of 1933, 676,989 shares of the Subordinate Voting Shares remaining available for issuance under the Quebecor Defined Contribution Plan and the Quebecor Deferred Compensation Savings Plan are hereby carried forward to this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Quebecor World Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 40-F for the fiscal year ended 1999 (Registration No. 1-14118) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The description of the Registrant's Subordinate Voting Shares (the "Shares"), contained in the Registrant's Registration Statement on Form F-4 (Registration No. 333-86481);

         (c) The Registrant's current reports on Form 6-K since January 1, 2000; and

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superceded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or so superceded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Canada Business Corporation Act, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her position with the Registrant and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative act or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

         In accordance with the Canada Business Corporations Act, the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of the corporation in which the Registrant is or was shareholder or creditor against any and all losses and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he or she acted honestly and in good faith with a view to the best interest of the Registrant or in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds in believing that his conduct was lawful.

         A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Canada Business Corporations Act.

         Insofar as whether indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provision, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.        EXHIBITS

         The exhibits listed on the Exhibit Index on page II-10 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

         The Registrant hereby undertakes to submit the Plan and any amendments thereto, to the Internal Revenue Service (the "IRS") and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.        UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Montreal, Province of Quebec, Country of Canada, on this 19th day of December 2000.

                                        QUEBECOR WORLD INC.

                                        By:  /s/ CHARLES G. CAVELL
                                            ------------------------------------
                                             Name:  Charles G. Cavell
                                             Title: President and Chief
                                                    Executive Officer

                                        By:  /s/ CHRISTIAN M. PAUPE
                                            ------------------------------------
                                             Name:  Christian M. Paupe
                                             Title: Executive Vice President,
                                                    Chief Financial Officer and
                                                    Chief Administrative Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles G. Cavell and Christian M. Paupe as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                               TITLE                                     DATE
---------                               -----                                     ----

/s/ CHARLES G. CAVELL                   Director, President and Chief Executive   December 19, 2000
--------------------------              Officer
Charles G. Cavell                       (Principal Executive Officer)

/s/ CHRISTIAN M. PAUPE                  Executive Vice President,                 December 19, 2000
--------------------------              Chief Financial Officer and Chief
Christian M. Paupe                      Administrative Officer (Principal
                                        Financial and Accounting Officer)

/s/ JEAN NEVEU                          Director and Chairman of the Board        December 19, 2000
--------------------------
Jean Neveu

/s/ REGINALD K. BRACK                   Director                                  December 19, 2000
--------------------------
Reginald K. Brack

                                        Director                                  December 19, 2000
--------------------------
Robert Coallier

/s/ MARCELLO A. DE GIORGIS              Director                                  December 19, 2000
--------------------------
Marcello A. De Giorgis

/s/ RAYMOND LEMAY                       Director                                  December 19, 2000
--------------------------
Raymond Lemay

SIGNATURE                               TITLE                                     DATE
---------                               -----                                     ----

/s/ EILEEN A. MERCIER                   Director                                  December 21, 2000
--------------------------
Eileen A. Mercier

/s/ BRIAN MULRONEY                      Director                                  December 19, 2000
--------------------------
Brian Mulroney

/s/ ROBERT NORMAND                      Director                                  December 19, 2000
--------------------------
Robert Normand

/s/ ERIK PELADEAU                       Director                                  December 19, 2000
--------------------------
Erik Peladeau

/s/ PIERRE KARL PELADEAU                Director                                  December 19, 2000
--------------------------
Pierre Karl Peladeau

/s/ ALAIN RHEAUME                       Director                                  December 21, 2000
--------------------------
Alain Rheaume

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Quebecor World Inc. in the United States, in the City of Montreal, Province of Quebec, Country of Canada, on this 19th day of December 2000.

                                          QUEBECOR PRINTING (USA) HOLDINGS INC.

                                          By: /s/ Raynald Lecavalier
                                              ----------------------------------
                                              Name:  Raynald Lecavalier
                                              Title: Assistant Secretary

                              INDEX TO EXHIBITS

Exhibit 4 Quebecor Printing (USA) Holdings Inc. 401(k) Plan, filed herewith.

Exhibit 23.1         Consent of KPMG LLP, Chartered Accountants, filed herewith.

                                                                       EXHIBIT 4










                              AMENDED AND RESTATED
                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                                   401(k) PLAN

                              AMENDED AND RESTATED
                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                                   401(k) PLAN

               World Color Press, Inc., a Delaware corporation, adopted the World Color Press 401(k) Savings and Investment Plan (prior to this amendment and restatement, the Quebecor World (USA) Inc. 401(k) Plan) (the "Plan") for the exclusive benefit of its Eligible Employees, effective as of January 1, 1991. Effective October 8, 1999, World Color Press, Inc. ("World Color") was merged with an indirect subsidiary of Quebecor Printing Inc. World Color was the survivor of such merger and in connection therewith its name was changed to Quebecor World (USA) Inc. Quebecor World (USA) Inc. is now a subsidiary of Quebecor Printing (USA) Holdings Inc. The Plan has been amended, restated and renamed from time to time.

               In order to provide for the merger of the Quebecor Deferred Compensation Savings Plan and the Quebecor Defined Contribution Plan with and into the Plan as of January 1, 2001, to rename the Plan the Amended and Restated Quebecor Printing (USA) Holdings Inc. 401(k) Plan, to replace Quebecor World
(USA) Inc. as the Administrator with Quebecor Printing (USA) Holdings Inc. and to make certain other changes to the Plan, this amendment and restatement to the Plan has been adopted as of January 1, 2001, except as otherwise provided in the Plan. This amendment to the Plan constitutes a complete amendment, restatement and continuation of the Plan.

               The Plan is a profit-sharing plan with a cash or deferred arrangement intended to comply with the provisions of Sections 401(a) and 401(k) of the Code.

                                    ARTICLE I.

                                   DEFINITIONS

SECTION 1.1  - GENERAL

               Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.2  - ACCOUNTS

               "Account" or "Accounts" of a Participant shall mean, as the context indicates, any one or more of his or her Deferred Compensation Account, Voluntary After-Tax Contributions Account, Matching Account, Profit-Sharing Account, Qualified Account, Rollover Account, Transfer Account or Merged Accounts, if any, in the Trust Fund established in accordance with Sections 6.1, 4.1, 6.2(b), 6.2(a), 6.2(c), 15.12, 15.12(e) and 1.37, respectively.

SECTION 1.3  - ACTIVE PARTICIPANT

               "Active Participant" shall mean a Participant who is an Eligible Employee.

SECTION 1.4  - ADMINISTRATOR

               "Administrator" shall mean Quebecor Printing (USA) Holdings Inc., acting through such individuals or committees as appointed by the Board.

SECTION 1.5  - ANNUAL ADDITION

               "Annual Addition" of a Participant for the Plan Year in question shall mean the sum of

               (a) Company contributions, forfeitures, voluntary after-tax contributions (excluding any excess amounts distributed to him pursuant to Section 17.4(b)) allocated to his or her Accounts under the Plan for that Plan Year,

               (b) Deferred Compensation allocated to his or her Deferred Compensation Account for that Plan Year (excluding any excess amounts which are distributed to him or her pursuant to Section 3.6),

               (c) Company contributions, forfeitures and Participant contributions allocated to his or her accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year, and

               (d)  Except for purposes of Section 17.4(a)(i), the sum of any

                    (i) Company contributions allocated to an individual medical account as defined in Code Section 415(l)(1), which is maintained under a qualified pension or annuity plan, and

                    (ii) Company contributions allocated to the separate
               account of a Key Employee (as defined in Section 14.1(b)(iii)) for the purpose of providing post-retirement medical benefits.

               If, in a particular Plan Year, the Company contributes an amount to a Participant's Accounts because of an erroneous forfeiture in a prior Plan Year, or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year, but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan Year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

SECTION 1.6  - BARGAINING UNIT

               "Bargaining Unit" shall mean a unit of Employees covered by a collective bargaining agreement with the Company if retirement benefits were the subject of good faith bargaining and the agreement does not provide for the coverage under the Plan of Employees in such unit.

SECTION 1.7  - BENEFICIARY

               "Beneficiary" shall mean a person or trust properly designated by a Participant to receive benefits, as provided in Article XIII and any Supplement.

SECTION 1.8  - BOARD

               "Board" shall mean the Board of Directors of Quebecor Printing
(USA) Holdings Inc.

SECTION 1.9  - BREAK IN SERVICE YEAR

               "Break in Service Year" of an Employee or former Employee shall mean the 365-day period which begins on the later of

               (a)  the date of his last Separation from the Service, or

               (b) if the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the Employee's absence from work is for any of the following reasons or purposes, the second anniversary of the first day of his absence from work

                    (i)   by reason of pregnancy of the Employee,

                    (ii)  by reason of the birth of a child of the Employee,

                    (iii) by reason of the placement of a child
               with the Employee in connection with the adoption of such child by the Employee, or

                    (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement,

during no part of which he was an Employee or employed by a Company Affiliate.

SECTION 1.10 - CODE

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.11 - COMPANY; COMPANY AFFILIATE

               (a) "Company" shall mean Quebecor Printing (USA) Holdings Inc., any participating Company Affiliate, any other company or entity which subsequently adopts the Plan as a whole or as to any one or more divisions and any successor company which continues the Plan under Section 16.4(a).

                (b) "Company Affiliate" shall mean any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his or her delegate under Code Sections 414(b),
(c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

SECTION 1.12 - COMPANY STOCK

               "Company Stock" shall mean Quebecor World Inc. subordinate voting shares without par value.

SECTION 1.13 - COMPANY STOCK FUND

               "Company Stock Fund" shall mean the Investment Fund invested primarily in Company Stock. Effective as of August 2, 1999 through December 31, 2000, the Company Stock Fund was closed to new investments. Effective as of January 1, 2001, the Company Stock Fund shall be reopened to new investments.

SECTION 1.14 - COMPENSATION

               (a) "Compensation" of a Participant for any Plan Year shall mean his wages and all other payments of compensation for that Plan Year as reported on Form W-2 (currently entitled "wages, tips, other compensation") and as described in Treas. Reg. Section 1.415-2(d)(11)(i), exclusive of reimbursed moving expenses to the extent that at the time of payment it is reasonable to believe that such expenses are deductible by the Participant under Code Section 217 (related to relocation expenses),

                    (i) including amounts not includable in taxable income by reason of Code Sections 125, 402(a)(8), 402(h) or 403(b), and

                    (ii) and excluding all reimbursements or other expense allowances, relocation expenses, fringe benefits (cash and noncash) (except car allowances which shall be included), moving expenses, deferred compensation, and welfare benefits (including, without limitation, severance benefits) (even if includable in gross income).

               (b) Solely for the purposes of Sections 1.15 and 1.17, the Administrator may elect for any Plan Year to exclude from Compensation amounts deferred under Article III and under cafeteria plans, or to apply any alternate definition of Compensation; provided, however, that such definition shall satisfy the requirements of Code Section 414(s) and the Regulations thereunder.

               (c) For all purposes of the Plan, Compensation and Statutory Compensation (defined in Section 1.58) in excess of $150,000 (adjusted for increases in the cost of living as described in Code Section 401(a)(17)) shall be disregarded.

SECTION 1.15 - CONTRIBUTION PERCENTAGE

               (a) "Contribution Percentage" for a Plan Year shall mean, with respect to eligible Participants who are Highly Compensated Employees as a group and to eligible Participants who are not Highly Compensated Employees as a group, the average obtained, as to each such Participant, by dividing:

                    (i)  his or her allocations described in subsection (b), by

                    (ii) his or her Compensation for that portion of the Plan Year during which he or she was eligible to contribute to his or her Voluntary After-Tax Contributions Account (if applicable) or to receive allocations to his or her Matching Account.

               (b)  The allocations described in this subsection are:

                    (i) allocations to his or her Voluntary After-Tax Contributions Account, excluding any excess amounts distributed to him pursuant to Section 17.4(b),

                    (ii) allocations to his or her Matching Account under
       Section 6.3(b) (and, to the extent elected by the Administrator under Section 6.5(b), amounts credited to his or her Qualified Account for that Plan Year), excluding any amounts forfeited under Section 6.5(b)(vi), and

                    (iii) allocations to his or her Deferred Compensation Account, to the extent that the Administrator elects to take such allocations into account under Section 6.5.

               (c) For purposes of this Section, all plans required to be taken into account under Code Section 401(m)(2)(B) shall be treated as a single plan.

               (d) The Administrator may elect to expand the Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him or her for that entire Plan Year; provided, however, that such determination shall be applied uniformly to all Participants for the year in question.

SECTION 1.16 - COVERED LOCATION

               "Covered Location" shall mean the locations or process levels of the Company or any Company Affiliate which the Administrator may designate as a Covered Location under the

Plan. Such designations shall be set forth in Schedule I which is attached hereto and incorporated in the Plan by this reference and shall specify the effective date of each such location's or process location's designation as a Covered Location under the Plan on or after June 1, 1998. Schedule I may be modified from time to time by the Administrator without formally amending the Plan.

SECTION 1.17 - DEFERRAL PERCENTAGE

               (a) "Deferral Percentage" for a Plan Year shall mean, with respect to each eligible Participant by dividing:

                    (i)  the sum of

                         A    the amount, if any, credited to his or her
               Deferred Compensation Account for that Plan Year in question under this Plan and any other plans which are aggregated with this Plan under Code Section 401(k)(3)(A) (including any excess amounts described in Code Section 402(g) if he or she is a Highly Compensated Employee but excluding any excess amounts distributed to him or her pursuant to Section 17.4(b)) and,

                         B    to the extent elected by the Administrator
               under Section 3.5(d), amounts credited to his or her Qualified Account for that Plan Year, by

                    (ii) his or her Compensation for that portion of the Plan Year during which he or she was eligible to defer Compensation to his or her Deferred Compensation Account.

               (b) The Administrator may elect to expand the Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him or her for that entire Plan Year; provided, however, that such determination shall be applied uniformly to all Participants for the year in question.

SECTION 1.18 - DEFERRED COMPENSATION

               "Deferred Compensation" of a Participant shall mean an amount contributed by the Company to the Plan for him or her under Section 5.1(a).

SECTION 1.19 - DEFERRED COMPENSATION ACCOUNT

               "Deferred Compensation Account" of a Participant shall mean his or her individual account in the Trust Fund established in accordance with
Section 6.1.

SECTION 1.20 - DIRECT ROLLOVER

               "Direct Rollover" shall mean a payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

SECTION 1.21 - DISABILITY RETIREMENT

               "Disability Retirement" of a Participant shall mean his or her Separation from the Service authorized by the Administrator upon its finding, based on competent medical evidence, that the Participant, as a result of mental or physical disease or condition, will be permanently unable to discharge his or her assigned duties as an Employee.

SECTION 1.22 - DISABILITY RETIREMENT DATE

               "Disability Retirement Date" of a Participant shall mean the date (prior to his or her Normal Retirement Date) fixed by the Administrator for his or her Disability Retirement.

SECTION 1.23 - DISTRIBUTEE

               "Distributee" shall mean a Participant, Surviving Spouse or an alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p).

SECTION 1.24 - ELIGIBLE EMPLOYEE

               An "Eligible Employee" shall mean an Employee who is employed at a Covered Location or is a member of a Participating Bargaining Unit but shall not include an Employee who is:

                    (a) eligible to participate in another qualified defined contribution plan of the Company (except the Atglen Plan as defined in Supplement A to the Plan),

                    (b)  a member of a Bargaining Unit,

                    (c) an Employee of a Company Affiliate to whom participation in the Plan has not been extended, or

                    (d)  a non-resident alien with no U.S. source income.

SECTION 1.25 - ELIGIBLE RETIREMENT PLAN

               "Eligible Retirement Plan" shall mean an individual retirement account (described in Code Section 408(a)), an individual retirement annuity (described in Code Section 408(b)), an annuity plan (described in Code Section 403(a), or a qualified trust (described in Code Section 401(a)), that will accept a Distributee's Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to a Distributee who is a Surviving Spouse of a Participant an "Eligible Retirement Plan" shall mean only an individual retirement account or an individual retirement annuity.

SECTION 1.26 - ELIGIBLE ROLLOVER DISTRIBUTION

               (a) Except as provided in subsection (b), "Eligible Rollover Distribution" shall mean any distribution of all or any portion of a Participant's Accounts to a Distributee.

               (b) "Eligible Rollover Distribution" shall not mean any distribution

                    (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary,

                    (ii) that is paid for a specified period of ten years or more,

                    (iii) that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is equal to less than $200, as described in Treas. Reg. Section 1.401(a)(31) -
       1 A-11,

                    (iv) that is a Hardship withdrawal pursuant to Section 10.2,

                    (v)  to the extent such distribution is required under Code
       Section 401(a)(9), or

                    (vi) to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

SECTION 1.27 - EMPLOYEE

               "Employee" shall mean any person who renders services to the Company or a Company Affiliate in the status of an employee as the term is defined in Code Section 3121(d), but shall not include any person whose services with the Company are performed pursuant to a contract or that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company rather than an independent contractor. Except as provided in subsection 1.31(d) and Section 1.32, "Employee" shall not include leased employees treated as Employees of the Company or a Company Affiliate pursuant to Code Sections 414(n) and 414(o).

SECTION 1.28  ERISA

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

SECTION 1.29 - FIVE PERCENT OWNER

               "Five Percent Owner" shall mean any person who owns more than 5% of the Company or any Company Affiliate as defined in Code Section 416.

SECTION 1.30 - HARDSHIP

               (a) "Hardship" of a Participant as determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards, uniformly interpreted and consistently applied, and without regard to the existence of other resources which are reasonably available to the Participant in question, shall mean any one or more of the following:

                    (i) Unreimbursed expenses for medical care described in Code Section 213(d) previously incurred by him, his or her spouse, or his or her dependent (as described in Code Section 152) or necessary for him, his or her spouse or his or her dependent to obtain medical care;

                    (ii)  Costs directly related to the purchase
       (excluding mortgage payments) of a principal residence for him;

                    (iii) Payment of tuition and related educational fees for the next twelve months of post-secondary education for him or her, his or her spouse, children, or his or her dependents (as so described);

                    (iv) Payments necessary to prevent his or her eviction from his or her principal residence, or foreclosure on the mortgage of his or her principal residence; or

                    (v) Any other event identified by the Commissioner of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.

               (b) A financial need shall not constitute a Hardship unless it is for at least $1,000.00.

               (c) A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable by the Participant or voluntarily incurred by him.

SECTION 1.31 - HIGHLY COMPENSATED EMPLOYEE

               For any current Plan Year, a "Highly Compensated Employee" shall mean any Employee who

                    (a) in the previous Plan Year had Statutory Compensation in excess of $80,000 (adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996), and was in the group consisting of the top twenty percent of Employees when ranked by Statutory Compensation for the Plan Year in question (determined after excluding the Employees described in Code
       Sections 414(q)(5) and 414(q)(8)), or

                    (b) was a Five Percent Owner at any time during the previous Plan Year or the current Plan Year, or

                    (c) is a former Employee, who during the Plan Year in which he or she separated from the Service or during any Plan Year ending on or after his or her fifty-fifth birthday, was a highly compensated employee, as defined in Code Section 414(q)(6) and the regulations thereunder.

                    (d) For purposes of this Section, "Statutory Compensation" shall include Compensation deferral amounts and other amounts required to be taken into account pursuant to Code Section 414(q)(4), and "Employee" shall include leased Employees treated as Employees of the Company pursuant to Code Section 414(n) or 414(o).

SECTION 1.32 - HOUR OF SERVICE

               (a) "Hour of Service" of an Employee (including a leased Employee pursuant to Code Sections 414(n) and (o)) shall mean the following:

                    (i) Each hour for which he or she is paid or entitled to payment by the Company or a Company Affiliate for the performance of services.

                    (ii) Each hour in or attributable to a period of time during which he or she performs no duties (irrespective of whether he or she has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he or she is so paid or so entitled to payment by the Company or a Company Affiliate, whether direct or indirect; provided, however, that

                         A    no more than five hundred and one Hours of
               Service shall be credited under this paragraph to an Employee on account of any such period; and

                         B    no such hours shall be credited to an
               Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

                    (iii) Each hour for which he or she is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate.

               (b) Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with 29 C.F.R. ss.2530.200b-2(b). Each Hour of Service shall be attributed to the Plan Year or initial eligibility year in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. ss. 2530.200b-2(c), credits such Hour to another computation period under a reasonable method consistently applied.

               (c) Hours of Service of a Merged Participant shall include those hours that the Merged Participant had accrued under his or her Merged Plan prior to the applicable Merger Date.

SECTION 1.33 - INACTIVE PARTICIPANT

               "Inactive Participant" shall mean an individual who is on inactive status, as described in Section 2.4.

SECTION 1.34 - INVESTMENT FUND

               "Investment Fund" shall mean one of the investment funds of the Trust Fund which is authorized by the Administrator at the time of reference.

SECTION 1.35 - LEVELING METHOD

               "Leveling Method" shall mean the following method of allocating the dollar amount of the excess contributions (within the meaning of Reg.
Section 1.401(k)-1(g)(7)) under Section 3.5(a) or 3.5(b) or excess aggregate contributions (within the meaning of Reg. Section 1.401(m)-1(f)(8)) under
Section 6.5(a). Under this method, the total of excess contributions (or excess aggregate contributions) to be distributed is allocated among the Highly Compensated Employees such that the allocations described in Section 1.17(a) (or 1.15(b), as applicable) of the Highly Compensated Employees with the highest amount of such allocations is reduced such that the total of such reductions (together with all prior reductions hereunder for the applicable Plan Year) equals the total of such excess contributions or excess aggregate contributions) or such that such Highly Compensated Employee's remaining such allocations equals the allocations of the Highly Compensated Employee with the next highest amount of such allocations. This process is repeated with respect to the applicable Highly Compensated Employees until the total of such reductions attributable to all such Highly Compensated Employees is equal to the total of such excess contributions (or excess aggregate contributions).

SECTION 1.36 - MATCHING ACCOUNT

               "Matching Account" of a Participant shall mean his individual account established in accordance with Section 6.2(b).

SECTION 1.37 - MERGED ACCOUNTS; NON-VESTED MERGED ACCOUNTS;
               VESTED MERGED ACCOUNTS

               (a) "Merged Accounts" of a Merged Participant shall mean his Accounts which merged into the Plan on the Merger Date and which are held for him or her under the Plan.

His or her Merged Accounts are dormant Accounts and consist of Non-Vested Merged Accounts and Vested Merged Accounts as defined below.

               (b) "Non-Vested Merged Accounts" of a Merged Participant shall mean any Merged Account which was subject to a vesting schedule under the plan prior to its merger into the Plan and continues to be subject to a vesting schedule, as described in subsection B9.1(b) of Supplement B to the Plan. Non-Vested Merged Accounts shall include all Merged Accounts except those classified as Vested Merged Accounts described in subsection (c).

               (c) "Vested Merged Accounts" of a Merged Participant shall mean any Merged Account which was fully Vested under the plan prior to its merger into the Plan and continues to be fully Vested, as described in subsections 9.1(a) and B9.1(a). Vested Merged Accounts include the following accounts: Rice Employer Basic Accounts, Rice Employer Profit-Sharing Accounts, Alden Profit-Sharing Accounts, Book Services Prior Accounts, Book Services Prior Matching Accounts, Ringier Employer Matching Contributions Accounts, Adtech Accounts, Midwest Matching Account, Infiniti Matching Accounts, UP/Graphics Discretionary Contributions Accounts, Sayers Matching Contributions Accounts, Sayers Profit-Sharing Contributions Accounts, Quebecor Matching Accounts, Quebecor Basic Contributions Accounts, Quebecor Union Matching Accounts and Quebecor Union Basic Contributions Accounts. Compensation deferrals, after-tax contributions, rollovers and qualified accounts established under a Merged Plan are Vested Merged Accounts and are maintained as sub-accounts of Deferred Compensation Accounts, Voluntary After-Tax Contributions Accounts, Rollover Accounts and Qualified Accounts.

SECTION 1.38 - MERGED PARTICIPANT

               (a) Subject to subsection (b), "Merged Participant" shall mean any person who was a participant in a plan which merged with and into the Plan, for whom the Company maintains one or more Merged Accounts and shall include the Merged Participants set forth in Schedule III which is attached hereto and incorporated herein by this reference. Schedule III may be modified from time to time by the Administrator without formally amending the Plan.

               (b) For purposes of Sections 9.1 and B9.1 of Supplement B to the Plan, a Merged Participant shall also include each Eligible Employee employed at a Covered Location who becomes a Participant subsequent to the Merger Date and who would have been eligible to participate in the applicable Merged Plan if the Eligible Employee satisfied the eligibility conditions which applied under the Merged Plan but for the merger of such Merged Plan into the Plan.

SECTION 1.39 - MERGED PLAN

               "Merged Plan" shall mean a plan set forth in Schedule IV which merged into the Plan effective as of the Merger Date as set forth in Schedule
IV. Schedule IV may be modified from time to time by the Administrator without formally amending the Plan.

SECTION 1.40 - MERGER DATE

               "Merger Date" shall mean the applicable date set forth in
Schedule IV as of which the Merged Accounts of a Merged Participant were transferred to the Plan from a Merged Plan.

SECTION 1.41 - MILITARY LEAVE

               Any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him or her to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he or she is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee's Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he or she fails to make application for reemployment within the period specified by such laws for the preservation of his or her reemployment rights.

SECTION 1.42 - NORMAL RETIREMENT

               "Normal Retirement" of an Active Participant shall mean his or her Separation from the Service upon his or her Normal Retirement Date, or after such date (except by death) as permitted under Article XII.

SECTION 1.43 - NORMAL RETIREMENT DATE

               "Normal Retirement Date" of an Active Participant shall mean his or her attainment of age 59 1/2.

SECTION 1.44 - PARTICIPANT

               "Participant" shall mean any person who has satisfied the requirements for and has begun participating in the Plan as provided in Articles II and AII, including any Merged Participant who meets the eligibility requirements described in Section 2.1 and A2.1. In certain contexts such as
Article XII (and Article AXII), "Participant" may include former Participants who have incurred a Separation from the Service. However, only Active Participants (as defined in Section 1.3) are eligible to make or receive contributions from the Plan as described in Articles III and VI.

SECTION 1.45 - PARTICIPATING BARGAINING UNIT

               "Participating Bargaining Unit" shall mean a unit of Employees covered by a collective bargaining agreement with the Company if retirement benefits were the subject of good faith bargaining and such agreement provides for participation in the Plan by Eligible Employees in such unit, as set forth in Schedule II which is attached hereto and incorporated in the Plan by this reference. Schedule II may be modified from time to time by the Administrator without amending the Plan.

SECTION 1.46 - PAYDAY

               "Payday" of a Participant shall mean the regular and recurring established day for payment of Compensation to Employees in his or her classification or position.

SECTION 1.47 - PLAN

               "Plan" shall mean the Quebecor Printing (USA) Holdings Inc. 401(k) Plan.

SECTION 1.48 - PLAN REPRESENTATIVE

               "Plan Representative" shall mean any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

SECTION 1.49 - PLAN YEAR

               "Plan Year" shall be the calendar year.

SECTION 1.50 - PROFIT-SHARING ACCOUNT

               "Profit-Sharing Account" of a Participant shall mean his or her individual account in the Trust Fund established in accordance with
Section 6.2(a).

SECTION 1.51 - QUALIFIED ACCOUNT

               "Qualified Account" of a Participant shall mean his or her individual account in the Trust Fund, if any, established in accordance with
Section 6.2(c), pursuant to Sections 3.5 and 6.5.

SECTION 1.52 - ROLLOVER ACCOUNT

               "Rollover Account" of a Participant shall mean his or her individual account in the Trust Fund established in accordance with
Section 15.12.

SECTION 1.53 - RULES OF THE PLAN

               "Rules of the Plan" shall mean the rules adopted by the Administrator pursuant to Section 15.1(a)(ii) for the administration, interpretation or application of the Plan.

SECTION 1.54 - SEPARATION FROM THE SERVICE

               (a) "Separation from the Service" of an Employee shall mean his or her resignation from or discharge by the Company or a Company Affiliate, or his or her death, Normal or Disability Retirement but not his or her transfer among the Company and Company Affiliates.

               (b) A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from the Service; provided, however, that

                    (i) continuation upon a temporary layoff for lack of work for a period in excess of three months shall be considered a discharge effective as of the commencement of the third month of such period, and

                    (ii) failure to return to work upon expiration of any leave of absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or before expiration of a Military Leave shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave, vacation, temporary layoff or Military Leave.

SECTION 1.55 - SERVICE

               "Service" of an Employee, expressed in days, shall mean the period of elapsed time which, or the sum of such periods each of which, is measured from

               (a) his or her first Hour of Service, or his or her first Hour of Service following a Break in Service Year, as the case may be, to

               (b) (i) the first day of his or her first or subsequent Break in Service Year, or

                    (ii) the first day of the twelve month period immediately
               preceding the first day of his or her first subsequent Break in Service Year if the Break in Service Year occurs for the reasons described in Section 1.9(b).

SECTION 1.56 - SPOUSAL CONSENT

               "Spousal Consent" to an election, designation or other action of a Participant, shall mean the written consent thereto of the Spouse, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the Spouse. If Spousal Consent is given to a Beneficiary designation, such designation must state the specific nonspouse Beneficiary (and optional form of benefit, if applicable) and such designation may not be changed without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of further Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no Spouse, or because the Spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the Spouse in question.

SECTION 1.57 - SPOUSE; SURVIVING SPOUSE

               "Spouse" or "Surviving Spouse" of a Participant shall mean the spouse to whom he or she was married on the relevant date; provided, however, that to the extent required by a qualified domestic relations order issued in accordance with Code Section 414(p), a former Spouse shall be treated as a Surviving Spouse.

SECTION 1.58 - STATUTORY COMPENSATION

               "Statutory Compensation" of a Participant for any Plan Year shall mean his or her total taxable remuneration received from the Company and all Company Affiliates in that Plan Year for services rendered as an Employee,

               (a) including any elective deferral as defined in Code Section 402(g)(3) and any amounts not includable in gross income by reason of Code Section 125 (cafeteria plan) or Code Section 457 (deferred compensation plan of state and local governments and tax-exempt organizations), and

               (b)  excluding

                    (i) Company and Company Affiliate contributions to a deferred compensation plan (to the extent includable in the Participant's gross income solely by reason of Code Section 415) or to a simplified employee pension plan (to the extent deductible by the Participant) and any distribution from a deferred compensation plan (other than an unfunded, non-qualified plan),

                    (ii) amounts realized from the exercise of a non-qualified stock option or taxable by reason of restricted property becoming freely tradable or free of a substantial risk of forfeiture, as described in Code Section 83,

                    (iii) amounts realized from the sale, exchange or other
               disposition of stock acquired under a qualified stock option and

                    (iv) other amounts which receive special tax benefits such as Company or Company Affiliate contributions toward the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from the Participant's gross income).

SECTION 1.59 - SUPPLEMENT

               "Supplement" or "Supplements" shall mean, as the context indicates, any one or more of the Supplements to the Plan which are attached hereto and are incorporated in the Plan by this reference which modify and supplement the Plan in order to document protected benefit options for certain Merged Participants. Additional Supplements may be added to the Plan from time to time by the Administrator.

SECTION 1.60 - TRANSFER ACCOUNT

               "Transfer Account" of a Participant shall mean his or her individual account in the Trust Fund established in accordance with Section 15.12(e) or Section A15.12 of Supplement A to the Plan.

SECTION 1.61 - TRUST

               "Trust" shall mean the trust established pursuant to the Trust Agreement.

SECTION 1.62 - TRUST AGREEMENT

               "Trust Agreement" shall mean that certain Quebecor Printing
(USA) Holdings Inc. 401(k) Plan Trust, providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

SECTION 1.63 - TRUST FUND

               "Trust Fund" shall mean the fund established under the Trust Agreement by contributions made by the Company, Participants, pursuant to the Plan and from which any distributions under the Plan are to be made. It shall be composed of separate Investment Funds as permitted under the Rules of the Plan.

SECTION 1.64 - TRUSTEE

               "Trustee" shall mean the Trustee under the Trust Agreement.

SECTION 1.65 - VALUATION DATE

               "Valuation Date" shall mean the end of each business day on which the New York Stock Exchange is open for business.

SECTION 1.66 - VESTED

               "Vested," when used with reference to a Participant's Accounts, shall mean non-forfeitable.

SECTION 1.67 - VOLUNTARY AFTER-TAX CONTRIBUTIONS ACCOUNT

               "Voluntary After-Tax Contributions Account" of a Participant shall mean his or her dormant individual account in the Trust Fund, if any, established in accordance with Section 4.1, and, to the extent the Administrator has adequate records, such account shall consist of two sub-accounts, the "Pre-1987 Voluntary After-Tax Contributions Sub-Account" (which consists of allocations to his voluntary after-tax contributions account established under a Merged Plan and made prior to January 1, 1987 together with earnings thereon) and the "Post-1986 Voluntary After-Tax Contributions Sub-Account" (which consists of allocations to his voluntary after-tax contributions account established under a Merged Plan and made after December 31, 1986 together with earnings thereon). Voluntary After-Tax Contributions Accounts are classified as Vested Merged Accounts.

SECTION 1.68 - YEARS OF VESTING SERVICE

               (a) "Years of Vesting Service" of an Employee, measured in years and determined as of the point in time in question, shall mean 1/365th of his or her days of Service (ignoring any fraction in the result), excluding any days of Service before five (or more) consecutive Break in Service Years provided that, at the time of the Employee's Separation from the Service, he or she had no Vested interest in any Account under the Plan.

               (b) An Employee who was a former participant in a plan which merged with the Plan under which his years of vesting service under such plan was calculated pursuant to the hours method of crediting service and who becomes a Participant in the Plan on or after the appropriate Merger Date shall receive credit for his or her years of vesting service under such plan and the Plan for purposes of this Section 1.68 as described in subsection (c) unless his years of vesting service under such plan may be excluded by reason of the break in service rules described in Treas. Reg. Section 1.411(a)-6.

               (c) An Employee described in subsection (b) shall receive credit for Years of Vesting Service consisting of

                    (i)  A    the number of years of vesting service credited
       to the Employee under the plan which merged with the Plan before the computation period during which the merger occurs and

                         B    the greater of

                              1    the Years of Vesting Service that
                    would be credited to the Employee under the elapsed time method for his Years of Vesting Service during the entire computation period in which the merger occurs, or

                              2    the years of vesting service being taken
                    into account under the hours method of crediting service as of the date of the merger, and

                    (ii) the Years of Vesting Service subsequent to the merger commencing on the day after the last day of the computation period in which the merger occurs.

                                   ARTICLE II.

                                   ELIGIBILITY

SECTION 2.1  - REQUIREMENTS FOR PARTICIPATION

               (a) CURRENT PARTICIPANTS. Participants on January 1, 2001 shall continue to participate in the Plan.

               (b) ELIGIBLE EMPLOYEES WHO ARE NOT MEMBERS OF A PARTICIPATING BARGAINING UNIT. Except as provided in subsections (c) and (d) and Supplement A, each other Eligible Employee shall become a Participant as soon as administratively feasible after attaining his or her eighteenth birthday and completion of the following:

                    (i) if classified by the Company as a permanent full-time Employee, on his or her first Hour of Service, or

                    (ii) if not classified as a permanent full-time Employee, then after completing a computation period consisting of

                         A    the twelve consecutive month period beginning on
               the date of his or her first Hour of Service in which he or she had at least one thousand Hours of Service, or

                         B    a Plan Year beginning on or after the date of
               his or her first Hour of Service in which he or she had at least one thousand Hours of Service.

               (c) ELIGIBLE EMPLOYEES WHO ARE MEMBERS OF A PARTICIPATING BARGAINING UNIT. Except as provided in Supplement A, to be eligible to participate in the Plan, an Eligible Employee who is a member of a Participating Bargaining Unit identified in Schedule II must have completed the minimum service requirement provided for in the collective bargaining agreement applicable to the Eligible Employee in question. In no event shall the minimum service requirement imposed by a collective bargaining agreement exceed the minimum service requirement of Code Section 410(a). An Eligible Employee shall be eligible to become a Participant on the entry date on which he or she satisfies the eligibility requirements set forth in the collective bargaining agreement in question.

               (d) Any Participant whose participation terminates shall again become a Participant effective as soon as administratively feasible following his or her first subsequent Hour of Service as an Eligible Employee or, if the Eligible Employee is a member of a Participating Bargaining Unit, on the entry date set forth in the collective bargaining agreement applicable to the Eligible Employee in question.

               (e) A former Employee who was not an Eligible Employee on the date on which he or she first met all other eligibility requirements shall become a Participant effective as soon as administratively feasible following his or her first subsequent Hour of Service as an

Eligible Employee, or if such former Employee is a member of a Participating Bargaining Unit, on the entry date set forth in the collective bargaining agreement applicable to the Eligible Employee in question.

SECTION 2.2  - NOTICE OF PARTICIPATION

               On or before the date on which an Employee becomes an Eligible Employee under the Plan who has satisfied the requirements set forth in subsection 2.1(b) (or subsection A2.1(c)), the Administrator shall give him or her notice thereof.

SECTION 2.3  - ENROLLMENT

               The Participant shall enroll in the Plan as described in the Rules of the Plan. The Participant shall communicate to the Administrator or its designated agent his or her selection of the amount of his or her deferral, if any, within the limits of Section 3.1 and his or her authorization to withhold such amounts from his Compensation and for the Company to pay the same to the Trust Fund in accordance with Sections 4.1 and 5.1.

SECTION 2.4  - INACTIVE STATUS

               (a) An Active Participant who transferred directly to a position or classification which is not an Eligible Employee, or out of a Covered Location or out of employment with a Company or a Participating Bargaining Unit, shall thereupon cease to be an Active Participant and shall become an Inactive Participant.

               (b) All provisions of the Plan shall otherwise continue to apply to an Inactive Participant, except that he or she shall not defer Compensation under Article III or share in allocations under Article VI and
Section 17.4 while he or she is an Inactive Participant.

               (c) If an Inactive Participant is retransferred to a position or classification with the Company as an Eligible Employee, he or she shall thereupon again be an Active Participant, may again defer Compensation under
Article III and he or she shall share in allocations under Article VI and
Section 17.4.

                                 ARTICLE III.

                             PARTICIPANTS' DEFERRALS

SECTION 3.1  - DEFERRAL OF COMPENSATION

               (a) Except as otherwise provided in subsection (b), each Active Participant may elect, in accordance with the Rules of the Plan, to defer for any Plan Year, the lesser of

                    (i) any whole number percentage, which is not less than 1% nor more than 15% (or such other percentage as is established by the Administrator), of his or her Compensation for each Payday after his or her election hereunder in such Plan Year, and

                    (ii) such amount as will not cause the total of such deferrals for any calendar year to exceed the excess of $7,000 (adjusted for increases in the cost of living for such calendar year as described in Code Section 402(g)(5)) over any amounts described in Code
       Section 402(g)(3) for such calendar year and not deferred hereunder.

               (b) An Active Participant who is a member of a Participating Bargaining Unit may elect to defer his or her Compensation as permitted under the collective bargaining agreement applicable to such Active Participant in accordance with the limits set forth in Code Section 402(g).

SECTION 3.2  - SUSPENSION OF DEFERRAL

               An Active Participant may, upon such prior notice to the Administrator or its designated agent as is required under the Rules of the Plan, elect to suspend deferral of his or her Compensation effective as soon as administratively feasible following such notice.

SECTION 3.3  - COMMENCEMENT, RESUMPTION OR CHANGE OF DEFERRED COMPENSATION

               As permitted under the Rules of the Plan,

                    (a) an Active Participant in the Plan who previously declined to defer a percentage of his or her Compensation may, upon such prior notice to the Administrator or its designated agent as is required under the Rules of the Plan, elect to commence deferral of his or her Compensation under Section 3.1 within the limits thereof;

                    (b) after he or she has suspended deferral of his or her Compensation under Section 3.2, an Active Participant may, upon notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to resume deferral of his or her Compensation under Section 3.1 within the limits thereof; and

                    (c) an Active Participant may, upon prior notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to change his or her rate of deferral of his or her Compensation within the limits of Section 3.1.

SECTION 3.4  - DEPOSIT IN TRUST

               An Active Participant's deferrals shall be transmitted to the Trustee in accordance with subsections 5.1(a) and 5.3(a) and shall be invested by the Trustee in accordance with Article VII.

SECTION 3.5  - DEFERRAL PERCENTAGE FAIL-SAFE PROVISIONS

               (a) For each Plan Year, the Deferral Percentage with respect to Participants who are Highly Compensated Employees, shall be

                    (i)  not more than 125 percent of, or

                    (ii) not more than two percentage points higher than, and not more than twice, the Deferral Percentage for such Plan Year with respect to Participants who are not Highly Compensated Employees for the preceding Plan Year (using the definition of such term that was in effect during such preceding Plan Year), or such other amount as may be required by Treasury Regulations under Code Section 401(m)(9).

The Administrator may elect to apply the Deferral Percentage for the group of Participants who are not Highly Compensated Employees based on the current Plan Year rather than the preceding Plan Year, except if such election is made, it may not be changed except as provided by the Secretary of the Treasury. To the extent necessary to achieve such result (and notwithstanding Sections 5.1(a), 6.3 and 6.4) as of the end of each Plan Year, the Administrator shall take or cause to be taken one or more of the actions listed in subsection (d).

               (b) Except as provided in subsection (c), the limitations set forth in subsection (a)(ii) and Section 6.5(a)(ii) shall not both be utilized for any Plan Year.

               (c)  The limitation of subsection (b) shall not apply

                    (i)  if after the application of subsection (d)(ii),
       (iii), (iv) and (v) and Section 6.5(b)(ii) and (vi) (but only to the extent necessary to meet the requirements of Section 3.5(a)(ii) or
       Section 6.5(a)(ii), as applicable) and before the application of paragraph (ii), the sum of the Deferral Percentage and the Contribution Percentage of Participants who are Highly Compensated Employees does not exceed the sum of the Deferral Percentage and the Contribution Percentage of Participants who are not Highly Compensated Employees for the Plan Year in question by more than two percentage points, or

                    (ii) if the limitation of paragraph (i) is exceeded, and the sum of the Deferral Percentage and the Contribution Percentage of Participants who are Highly Compensated Employees for such Plan Year does not exceed the greater of:

                         A    the sum of:

                              1    125 percent of the greater of the Deferral
                    Percentage, or the Contribution Percentage, of Participants who are not Highly Compensated Employees for the Plan Year in question, and

                              2    that percentage which is not more than two
                    percentage points higher than, and not more than twice the lesser of the Deferral Percentage, or the Contribution Percentage, of such group of Participants for such Plan Year, or

                         B    the sum of

                              1    125 percent of the lesser of the Deferral
                    Percentage, or the Contribution Percentage, of the Participants who are not Highly Compensated Employees for the Plan Year in question, and

                              2    that percentage which is not more than two
                    percentage points higher than, and not more than twice the greater of the Deferral Percentage, or the Contribution Percentage, of such group of Participants for such Plan Year.

               (d)  In order to achieve the result described in subsection
(a), the following actions shall be taken, as provided under Code Section 401(k), the regulations thereunder and the Rules of the Plan, in the order selected by the Administrator and to the extent necessary:

                    (i) The Administrator shall make the election provided in Section 1.14(b).

                    (ii) Amounts otherwise to be credited under Section 6.3(b) to Matching Accounts for such Plan Year shall be credited instead to Qualified Accounts of the Participants in question.

                    (iii) To the extent permitted by Code Section
       401(a)(4), amounts otherwise to be credited under Sections 6.3(c) and
       6.4 to Profit-Sharing Accounts for such Plan Year shall be credited instead to Qualified Accounts of the Participants in question.

                    (iv) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. ss. 1.401(k)-1(b)(5) (which are incorporated herein by this reference), the Company may make an additional contribution to the Qualified Accounts of select Participants.

                    (v) Prior to the end of the following Plan Year, the amount of excess contributions within the meaning of Reg. Section 1.401(k)-1(g)(7) (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Section 8.2 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method and distributed to the Highly Compensated Employees in question. Such distribution shall not be subject to any Spousal Consent requirements or treated as a distribution or withdrawal subject to Article X or XII.

               (e) The amount of any distributions under subsection (d)(v) shall be determined after the maximum deferrals under Section 3.1(a)(ii) and the distribution of such deferrals pursuant to Section 3.6.

SECTION 3.6  - RETURN OF EXCESS DEFERRED COMPENSATION.

               If an Active Participant makes deferrals to this Plan and any other cash or deferred arrangement for a calendar year which exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Administrator of the amount of such excess deferrals made under this Plan by the March 1 of the next calendar year. The amount of such excess deferrals (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Section 8.2 and Code Section 401(a)(4)) shall be distributed to the Participant by the April 15 of the next calendar year. If an Active Participant has made excess deferrals to this Plan the Participant shall be deemed to have given the notice referred to above and the excess contributions (and any income thereon) shall be distributed to the Participant by such April 15. Any distribution under this Section 3.6 shall not be subject to any Spousal Consent, nor shall it be treated as a distribution or withdrawal subject to the provisions of Article X or XII.

                                   ARTICLE IV.

               DORMANT VOLUNTARY AFTER-TAX CONTRIBUTIONS ACCOUNTS

SECTION 4.1  - DORMANT VOLUNTARY AFTER-TAX CONTRIBUTIONS ACCOUNT

               The Administrator shall maintain a dormant Voluntary After-Tax Contributions Account for each Participant who made voluntary after-tax contributions under a Merged Plan prior to the Merger Date in question and who is no longer permitted to make such contributions to the Plan. To this Account shall be credited his or her contributions, debited his or her withdrawals under Section 10.3 and debited or credited investment gains and losses and Annual Addition adjustments. No further voluntary after-tax contributions may be made to the Plan.

                                  ARTICLE V.

                          CONTRIBUTIONS OF THE COMPANY

SECTION 5.1  - DETERMINATION OF ANNUAL CONTRIBUTION

               (a) Subject to Section 17.4, for each Payday, the Company shall contribute to the Deferred Compensation Account of each Active Participant the amount of his or her Deferred Compensation elected under
Section 3.1 or 3.3.

               (b) It is the intention of the Company to make recurring and substantial contributions to the Plan for allocation among Active
Participants' Profit-Sharing Accounts and Matching Accounts. However, the Company in its sole and absolute discretion reserves the right to fix the amount, if any, of its contribution.

SECTION 5.2  - MAXIMUM ANNUAL CONTRIBUTION

               Except for contributions described in Section 15.15, the Company's contribution for any Plan Year shall not exceed the maximum amount deductible by the Company for any taxable year ending with or within such Plan Year under Code Section 404(a)(3)(A).

SECTION 5.3  - CONTRIBUTION DATE

               (a) The Company's contributions shall be transmitted to the Trustee and held in the Trust Fund

                    (i) with respect to contributions made under Section 5.1(a), as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Company but not later than the 15th business day of the month following the month in which the deferral is withheld under Section 3.1,

                    (ii) with respect to contributions made under Section 5.1(b), on or before the date upon which the Company's federal income tax return is due (including extensions thereof) for its taxable year coinciding with the Plan Year in question.

               (b) If the Company makes a contribution after the end of the Plan Year for which the contribution is made

                    (i) the Company shall notify the Trustee in writing that the contribution is made for such Plan Year,

                    (ii) the Company shall claim such payment as a deduction on its federal income tax return for its taxable year coinciding with such Plan Year, and

                    (iii) the Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of such taxable year.

                                  ARTICLE VI.

             PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES

SECTION 6.1  - DEFERRED COMPENSATION ACCOUNT

               The Administrator shall maintain for each Participant a Deferred Compensation Account to which shall be credited his or her Deferred Compensation, debited amounts withdrawn under Article X (and under such Article contained in any Supplement) and Section 11.3 and to which shall be debited or credited the amounts determined under Section 8.2 and 17.4.

SECTION 6.2  - PROFIT-SHARING ACCOUNT; MATCHING ACCOUNT; QUALIFIED ACCOUNT

               (a) The Administrator shall maintain a Profit-Sharing Account for each applicable Participant to which shall be credited the amounts allocated thereto under Sections 6.3(c), A6.3(c) and 6.4 and to which shall be debited or credited amounts determined under Sections 8.2 and 17.4.

               (b) The Administrator shall maintain a Matching Account for each applicable Participant to which shall be credited with amounts allocated thereto under Section 6.3(b) and to which shall be debited or credited amounts determined under Sections 8.2 and 17.4.

               (c) The Administrator shall maintain a Qualified Account for each Participant to which shall be credited the amounts allocated thereto under Section 3.5 and 6.5 and to which shall be debited or credited amounts determined under Sections 8.2 and 17.4.

SECTION 6.3  - ALLOCATION OF COMPANY CONTRIBUTIONS

               (a) Except as provided in Section 17.4, Company contributions under Section 5.1(a) shall be allocated as provided therein.

               (b) (i) Except as provided in Sections 17.4 and 6.5(b) and paragraph (ii), Active Participants who had Deferred Compensation for the period in question shall receive a contribution to their Matching Accounts equal to 50% of their Deferred Compensation for such period up to a maximum contribution for each Plan Year equal to $1,500; provided, however, that the Administrator may, in its discretion, change the rate of Company contributions to Matching Accounts (including a determination not to make such contributions), upon notification to Participants prior to the beginning of the Plan Year for which such changes apply.

                    (ii) For each Plan Year, Active Participants who
       Deferred Compensation for the period in question and are members of a Participating Bargaining Unit who do not receive a matching contribution under paragraph (i) shall receive a contribution to their Matching Accounts equal to the amount, if any, set forth in the collective bargaining agreement which applies to the Active Participant in question.

                    (iii) For each period in question, the Company shall notify the Trustee in writing as to the amount of Company contributions to be allocated to the Matching Accounts of each appropriate group of Active Participants, as set forth in paragraphs (i) and (ii).

               (c) (i) Except as provided in Sections 17.4, 6.5(b) and paragraph (ii), Active Participants at the end of the Plan Year in question who are eligible shall share in any Company profit-sharing contributions made pursuant to Section 5.1(b) by the Company in an amount, if any, for his or her Profit-Sharing Account to be allocated in proportion to that part of his or her Compensation for such Plan Year received while an Active Participant or under another uniform allocation formula described in Reg. Section 1.401(a)(4)-2(b); provided, however, that the Administrator may, in its discretion, change the rate of Company contributions to Profit-Sharing Accounts (including a determination not to make such contributions), upon notification to the applicable Participants prior to the beginning of the Plan Year (or such other period) for which such changes apply.

                    (ii) Active Participants who are members of a Participating Bargaining Unit shall share in any Company contributions made pursuant to Section 5.1(b) by the Company in an amount, if any, for his or her Profit-Sharing Account as provided in the collective bargaining agreement which applies to the Participant in question or Supplement A (which applies only to Atglen Covered Department Employees).

                         (iii) If contributions are to be allocated to specific groups of Active Participants under the Plan, for each Plan Year, the Company shall notify the Trustee in writing as to the amount of contributions to be allocated to the Profit-Sharing Accounts of each appropriate group of Active Participants.

SECTION 6.4  - ALLOCATION OF FORFEITURES

               Amounts forfeited in any Plan Year under Sections 12.4, 13.1(d)(v) and 15.8(b) from a Participant's Accounts to the extent not used to pay administrative expenses of the Plan as described in subsection 15.2(c), shall be applied under Section 5.1(b) to reduce the Company's contribution for such Plan Year to Matching Accounts and/or Profit-Sharing Accounts and shall be allocated under subsections 6.3(b) and/or 6.3(c) as if part of such contribution for such Plan Year.

SECTION 6.5  - CONTRIBUTION PERCENTAGE FAIL-SAFE PROVISIONS

               (a) For each Plan Year, the Contribution Percentage with respect to Participants who are Highly Compensated Employees, shall be

                    (i)  not more than 125 percent of, or

                    (ii) not more than two percentage points higher than, and not more than twice, the Contribution Percentage for such Plan Year with respect to Participants who are not Highly Compensated Employees for the preceding Plan Year (using the definition of such term that was in effect during such preceding Plan Year), or such other amount as may be required by Treasury Regulations under Code Section 401(m)(9).

The Administrator may elect to apply the Contribution Percentage for the group of Participants who are not Highly Compensated Employees based on the current Plan Year rather than the preceding Plan Year, except if such election is made, it may not be changed except as provided by the Secretary of the Treasury.

               (b)  In order to achieve the result described in subsections
(a) and (c) (and notwithstanding Sections 5.1(b), 6.3(b), 6.3(c), A6.3(c) and 6.4), as of the end of each Plan Year, the Administrator shall take or cause to be taken any of the following actions, in the order selected by the Administrator, (but after application of Section 3.5) and to the extent necessary:

                    (i) The Administrator shall make the election provided in Section 1.14(b).

                    (ii) Allocations to Deferred Compensation Accounts shall be taken into account for purposes of calculating the Contribution Percentage.

                    (iii) To the extent permitted by Code Section
       401(a)(4), amounts otherwise to be credited under Sections 6.3(c), A6.3(c) and 6.4 to Profit-Sharing Accounts for such Plan Year shall be credited instead to Qualified Accounts of the Participants in question.

                    (iv) Amounts credited in accordance with Section 6.3(b) to Matching Accounts for such Plan Year shall instead be allocated in disproportionately higher amounts to Participants who are not Highly Compensated Employees and in disproportionately lower amounts to Participants who are Highly Compensated Employees using the same aggregate dollar amounts that would otherwise have been allocated pursuant to Section 6.3(b).

                    (v) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. ss. 1.401(m)-1(b)(5) (which are incorporated herein by this reference), the Company may make an additional contribution to the Qualified Accounts of select Participants.

                    (vi) Prior to the end of the following Plan Year, the amount of excess aggregate contributions within the meaning of Reg.
       Section 1.401(m)-1(f)(8) (and any income thereon earned to the earlier of the date of distribution or forfeiture or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Section 8.2 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method. To the extent Vested (and, with respect to matching contributions, in conformity with Treas. Reg. Section 1.401(m)-1(e)(4)), this amount shall then be distributed to the Highly Compensated Employees in question and, to the extent not Vested, shall be forfeited and reapplied under Section 6.4. Amounts distributed under the foregoing shall not be subject to any Spousal Consent requirements or treated as a distribution under Article X, XII, AX or AXII.

               (c) If the limitation set forth in Section 3.5(a)(ii) is utilized for any Plan Year, the limitation of subsection (a)(ii) shall not also be used for such Plan Year, and vice versa, except as provided in
Section 3.5(c).

SECTION 6.6  - REEMPLOYMENT RIGHTS AFTER QUALIFIED MILITARY SERVICE

               (a) Solely for purposes of this Section 6.6, the following definitions shall apply:

                    (i) "Qualified Military Service" shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

                    (ii) "Compensation" shall mean

                         A    Compensation the Employee would have received
               during his or her period of Qualified Military Service if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Company but for absence during his or her period of Qualified Military Service, or

                         B    if the Compensation the Employee would have
               received during his or her period of Qualified Military Service was not reasonably certain, the Employee's average Compensation from the Company during the 12-month period immediately preceding the Qualified Military Service (or, if less, the period of employment immediately preceding the Qualified Military Service).

               (b) A Participant who leaves the Company as a result of Qualified Military Service and returns to employment with the Company may elect during the period described in subsection (c) to make additional Deferred Compensation under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.

               (c) The period determined under this subsection shall be the period which begins on the date of the Employee's reemployment with the Company after his or her Qualified Military Service that extends until the lesser of

                    (i) the product of 3 and the period of Qualified Military Service, and

                    (ii) 5 years.

               (d) The amount described in this subsection is the maximum amount of Deferred Compensation that the Participant would have been permitted to make in accordance with the limitations described in subsection
(f)(i) during the Participant's period of Qualified Military Service if the Participant had continued to be employed by the Company during such period and received Compensation. Proper adjustment shall be made for any contributions actually made during the Participant's period of Qualified Military Service.

               (e) If the Participant elects to make Deferred Compensation under subsection (b), the Company shall make such a matching contribution to his or her Matching Account with respect to such deferrals as would have been required under the Plan had such deferrals actually been made during the period of such Qualified Military Service.

               (f) If any deferral is made by a Participant or the Company pursuant to this Section,

                    (i) such deferral or contribution shall not be subject to any otherwise applicable limitation contained in Code
       Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other deferrals or benefits under the Plan or any other plan, with respect to the Plan Year in which the deferral is made,

                    (ii) such deferral shall be subject to the limitations described in paragraph (i) with respect to the Plan Year to which the deferral or contribution relates in accordance with the rules prescribed by the Secretary of the Treasury,

                    (iii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 by reason of the making of (or the right to make) such deferral.

               (g) The Company shall not credit earnings on any deferral made under this Section before such deferral is actually made.

               (h) A Participant reemployed under subsection (b) shall be treated as not incurring a Break in Service Year by reason of his or her period of Qualified Military Service. For purposes of calculating the Participant's Years of Vesting Service, the Participant shall be credited with an Hour of Service for each hour which would have been credited to him or her but for his or her Qualified Military Service.


                                   ARTICLE VII.

                             INVESTMENT OF ACCOUNTS

SECTION 7.1  - INVESTMENT OPTIONS

               (a) As permitted under the Rules of the Plan and upon such prior communication to the Administrator or its designated agent as is required under the Rules of the Plan, a Participant may elect

                    (i) effective upon becoming a Participant and as of the dates set forth in the Rules of the Plan, to have contributions for such Plan Year to his or her Accounts held and invested entirely in any one or more Investment Funds in such proportions as are permitted under the Rules of the Plan, or to change any prior such election, and/or

                    (ii) effective only as of the dates set forth in the Rules of the Plan, to have his or her Accounts as then stated, held and invested under any investment option or options available under paragraph (i) (which option shall be the same option elected for current contributions to his or her Accounts under paragraph (i)) or to change any prior such election.

               (b) As permitted under the Rules of the Plan and upon such prior communication to the Administrator or its designated agent as is required under the Rules of the Plan, a Beneficiary may elect to have his or her Accounts held and invested under any investment option or options available under subsection (a) or to change any such prior such election.

               (c)  Any such election under subsection (a)(i) or subsection
(b) shall remain in effect until revoked or modified by the Participant or Beneficiary, as applicable. In case Accounts are invested in more than one Investment Fund, changes in proportions due to investment results shall not require any transfer of values between Investment Funds unless the Participant or Beneficiary so elects under subsection (a)(ii) or subsection (b), as applicable.

               (d) Purchases and sales of assets in the Investment Funds as required under this Section shall be made within a reasonable time after the election made in subsection (a) or subsection (b) Accounts shall be adjusted to reflect amounts actually realized or paid in such transactions.

               (e) The Plan is a plan which is described in ERISA Section 404(c) under which each Participant or Beneficiary shall exercise control over the assets in his or her Accounts and shall be provided the opportunity to choose, from a broad range of investments, the manner in which the assets in his or her Accounts are invested. The Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his or her exercise of control and no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such exercise of control, whether by the Participant's or Beneficiary's affirmative direction or failure to direct an investment. In addition, no account shall bear any loss or have any responsibility or liability for any investment directed by any other Participant or Beneficiary with respect to his or her Accounts.

SECTION 7.2  - DESCRIPTION OF INVESTMENT FUNDS

               In accordance with the Rules of the Plan, a Participant or Beneficiary shall receive from the Administrator or its designated agent a description of the Investment Funds and the investment objectives thereof.

SECTION 7.3  - EFFECT OF NON-ELECTION

               If a Participant or Beneficiary fails or declines to make an election under Section 7.1, the Participant's or Beneficiary's Accounts shall be held in one or more Investment Funds as directed by the Administrator.

                                ARTICLE VIII.

                    VALUATION OF THE TRUST FUND AND ACCOUNTS

SECTION 8.1  - DETERMINATION OF VALUES

               As of each Valuation Date, the Administrator shall determine the fair market value of each asset in each Investment Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of any Plan Year shall be considered to remain unchanged until the end of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

SECTION 8.2  - ALLOCATION OF VALUES

               As of each Valuation Date, the Administrator shall allocate the gains or losses of each Investment Fund since the last preceding Valuation Date to Participant's Accounts in the same proportion that the value of the Participant's Accounts invested in the Investment Fund in question bears to the total value of all Participants' Accounts invested in the Investment Fund. Such determinations shall be made without taking into account voluntary after-tax contributions, deferrals of Compensation or Company contributions attributable to the last Valuation Date or allocations of forfeitures for the Plan Year under Article V; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 17.4(b).

SECTION 8.3  - APPLICABILITY OF ACCOUNT VALUES

               The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto under Sections 3.5, 6.1, 6.2, 6.3, 6.4, 6.5, 8.2, 13.1(d)(v), 15.8 and 17.4 and less any amounts withdrawn or distributed under Sections 3.5, 6.5, Article X and
Section 11.3 or transferred to suspense under Section 17.4(b), shall remain the value thereof for all purposes of the Plan and Trust until revalued hereunder.

                                  ARTICLE IX.

                              VESTING OF INTERESTS

SECTION 9.1  - VESTING OF ACCOUNTS

               (a) Each Participant's interest in his or her Voluntary After-Tax Contributions Account, Rollover Account, Qualified Account, Deferred Compensation Account, and Vested Merged Accounts, if any, shall be Vested at all times, as well as any other Accounts so described in Supplement B.

               (b) (i) Except as provided in subsection (a), Section 9.2 and Supplement B, the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Participant who is hired by the Company on or after January 1, 2001 shall be the percentage of such Accounts shown on the following table:


         YEARS OF VESTING SERVICE                         VESTED PERCENTAGE
               less than 3                                       0%
               3 (or more)                                      100%


SECTION 9.2    - ADDITIONAL VESTING OF ACCOUNTS

                 Except as provided in Supplement B, the interest of a Participant in his or her Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, shall become fully Vested upon the earliest to occur of

                    (a)  his or her death,

                    (b)  his or her Normal Retirement Date,

                    (c)  his or her Disability Retirement Date, or

                    (d) the termination or discontinuation of the Plan under Section 16.1 if he or she is then an affected Employee or employed by a Company Affiliate.

                                   ARTICLE X.

                              WITHDRAWALS AND LOANS

SECTION 10.1 - WITHDRAWAL FROM DEFERRED COMPENSATION ACCOUNT OTHER THAN FOR
               HARDSHIP

               An Active Participant may take a lump sum cash withdrawal from his or her Deferred Compensation Account (or, with respect to a distribution described in subsection (b), a lump sum withdrawal in Company Stock from the portion of his or her Deferred Compensation Account invested in the Company Stock Fund, as described in Section 10.3(a)) in the event of

                    (a) the circumstances specified in Code Section 401(k)(10), in the amount of principal and interest allowed thereunder, and

                    (b) his or her attainment of age fifty-nine and one-half, as provided in Section 10.3(a).

SECTION 10.2 - HARDSHIP WITHDRAWAL FROM DEFERRED COMPENSATION ACCOUNT

               Subject to Section 10.4(b), an Active Participant may make a cash withdrawal of the principal amount of the contribution credited to his or her Deferred Compensation Account (but not any earnings) on account of Hardship, subject to any requirements set forth in the Supplements and the following:

               (a) A Participant's aggregate Hardship withdrawals shall not exceed the lesser of

                    (i) the amount which is necessary to satisfy the Hardship (including certain amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution as set forth in the Rules of the Plan), or

                    (ii) the amount which cannot be satisfied
               from other resources which are reasonably available to the Participant.

               (b)  The Participant shall obtain all distributions
(other than Hardship distributions), and all nontaxable loans currently available under all plans maintained by the Company or any Company Affiliate;

               (c) The Participant shall not be permitted to make further Deferral Compensation or voluntary contributions under the Plan (or other plan (whether or not qualified) maintained by the Company or any Company Affiliate) for twelve months thereafter; and

               (d) The sum of the Participant's Deferred Compensation under this Plan (and other plans maintained by the Company or any Company Affiliate) for the Plan Year in which the Hardship distribution is received and in the next Plan Year shall not exceed the limit for such year under Code
Section 402(g)(5).

               (e) Any other conditions prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.

               (f) A Participant whose deferrals have been suspended under this section nevertheless shall be included in determinations under Sections
1.15 and 1.17 if he or she would otherwise be so included.

               (g) Hardship withdrawals may not be made more frequently than at twelve month intervals.

               (h) The Participant's remaining Deferred Compensation Account balance, or, if none, the withdrawal itself shall be reduced by the amount of any administrative expenses charged to the Trust Fund by reason of the withdrawal.

SECTION 10.3 - OPTION TO WITHDRAW

               (a) Subject to subsection (c) and Section 10.4(b), any Active Participant who has attained Normal Retirement Age may elect, in accordance with the Rules of the Plan, to withdraw up to 100% of the Vested amount credited to his or her Accounts in cash or, if the Participant so elects, with respect to the portion of his or her Accounts invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash), valued as of the last Valuation Date;

               (b) Subject to subsection (c) and Section 10.4(b), an Active Participant may elect, in accordance with the Rules of the Plan, to withdraw up to 100% of the amount credited to his or her Rollover Account in cash or, if the Participant so elects, with respect to the portion of his or her Rollover Account invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash), valued as of the last Valuation Date to the extent that such contributions are not attributable to elective deferrals described in Code Section 402(g)(3).

               (c) The amount of any withdrawal under this Section 10.3 shall be reduced by any outstanding loan which is secured by his or her Accounts pursuant to Section 10.5.

               (d) Subject to subsection (c) and Section 10.4(b), an Active Participant may make withdrawals from his or her Voluntary After-Tax Contributions Account in cash or, if the

Participant so elects, with respect to the portion of his or her Voluntary After-Tax Contributions Account invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash), valued as of the last Valuation Date as permitted by the Rules of the Plan.

SECTION 10.4 - OTHER WITHDRAWALS PROHIBITED; RESTRICTIONS ON CERTAIN
               WITHDRAWALS

               (a)  Except as provided in this Article X, Sections 11.3 and
15.15 and the Supplements, no withdrawal shall be made to any Participant from his or her Deferred Compensation Account, Qualified Account or any other Account prior to his or her Separation from the Service.

               (b) No withdrawals under Section 10.1(b), 10.2 or 10.3 shall be permitted from Atglen Accounts, as defined in Supplement A to the Plan, prior to an Atglen Participant's Separation from the Service.

SECTION 10.5 - LOANS TO PARTICIPANTS

               (a) An Active Participant may borrow against his or her Vested Accounts with the approval of the Administrator in accordance with the provisions of subsection (b) and any applicable Supplement.

               (b) The Administrator shall establish by Rules of the Plan the requirements for loans from the Trust Fund and conditions therefore. Such Rules of the Plan shall be consistent with the following requirements:

                    (i) The Borrower must be a "party in interest" within the meaning of ERISA Section 3(14) on the date the loan is made.

                    (ii) The maximum amount which a Participant may borrow when added to the outstanding balance of all other loans from the Plan and from other qualified plans of the Company or a Company Affiliate may not exceed the lesser of

                         A    $50,000 reduced by the excess (if any) of

                              1    the highest outstanding balance of loans
                         from the Plan during the one year period ending on the day before the date on which the loan is made, over

                              2    the outstanding balance of loans from
                         the Plan on the date on which such loan was made; or

                         B    half of his or her Vested interest in all of his
                    or her Accounts.

                    (iii) The Administrator, in its discretion, shall determine the amount of any loan fees and may modify such fees from time to time.

                    (iv) A Participant may not have more than one loan outstanding at any one time under the Plan; provided, however, that a Book Services Merged Participant, a Quebecor Merged Participant or a Quebecor Union Merged Participant who has more than one outstanding loans under their Merged Plan as of the applicable Merger Date may continue such loans under the Plan. However, such Merged Participants must repay his or her loans established under the applicable Merged Plan before he or she may take another loan from the Plan. Thereafter, such Merged Participant shall be limited to one loan outstanding at any one time under the Plan.

                    (v) A Participant shall be permitted to refinance his or her outstanding loan under the Plan in accordance with the Rules of the Plan but no more frequently than at six month intervals.

                    (vi) Loans shall be available to all Participants on a reasonably equivalent basis.

                    (vii) The Vested percentage of a Participant's
       Accounts which is made available for borrowing shall not be higher for Participants who are Highly Compensated Employees, officers or shareholders than for other Participants.

                    (viii) Each such loan shall be secured by the lesser of the amount of the loan or half of the Vested interest in the Participant's Accounts, including any such portion of a Participant's Accounts which is credited after the date of the loan. For purposes of Articles XII and XIII, the distributable balance of such Accounts shall be reduced by the unpaid balance of the loan secured by such Accounts.

                    (ix) Each such loan shall bear a reasonable interest rate, which shall be commensurate with the interest rates charged by persons in the business of making loans under similar circumstances. The Administrator may adopt a national or regional rate of interest for this purpose.

                    (x) The promissory note on any such loan shall be an investment of the affected Accounts of the Participant receiving such loan and not an investment of the Trust Fund generally.

                                   ARTICLE XI.

                     EMPLOYMENT AFTER NORMAL RETIREMENT DATE

SECTION 11.1 - CONTINUATION OF EMPLOYMENT

               (a) A Participant may, subject to subsection (b) and Section 17.3, remain in the employ of the Company or a Company Affiliate after attaining his or her Normal Retirement Date.

               (b) Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with Section 12(c) of the Age Discrimination in Employment Act of 1967, as amended and applicable state law.

SECTION 11.2 - CONTINUATION OF PARTICIPATION

               A Participant retained in the employ of the Company after his or her Normal Retirement Date under Section 11.1 shall continue as an Active Participant herein.

SECTION 11.3 - MANDATORY IN-SERVICE DISTRIBUTIONS

               A Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Employee attains age 70 1/2 shall receive or commence the receipt of the entire amount credited to his or her Accounts in accordance with Section 12.3 (or, if applicable, Section A12.3 of Supplement A to the Plan) on the April 1 following the end of the calendar year in which he or she attains age 70 1/2.

                                 ARTICLE XII.

              BENEFITS UPON RETIREMENT OR TERMINATION OF EMPLOYMENT

SECTION 12.1 - NORMAL OR DISABILITY RETIREMENT

               A Participant shall retire upon his or her Disability Retirement Date and may retire on or after his or her Normal Retirement Date.

SECTION 12.2 - RIGHTS UPON NORMAL OR DISABILITY RETIREMENT OR TERMINATION
               OF EMPLOYMENT

               Upon a Participant's Normal or Disability Retirement or termination of employment, he or she shall be entitled to receive the entire amount credited to his or her Accounts in accordance with Section 12.3.

SECTION 12.3 - DISTRIBUTION OF ACCOUNTS

               (a) Except as provided in Supplement A and Supplement B, each Participant shall receive the entire Vested amount credited to his Accounts in one lump sum in cash or, with respect to the portion of his or her Accounts invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash).

               (b) If the entire Vested amount credited to a Participant's Accounts exceeds $5,000, the Participant may elect to defer his or her distribution under subsection (a) until such later date as he or she shall then or subsequently specify; provided, however,

                    (i) such date shall be no later than the date referred to in subsection (c)(ii) or (c)(iii), and

                    (ii) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection
       (c)(ii) or (c)(iii).

               (c) Except as provided in subsection (b), distribution under subsection (a) shall be made or commence not later than the earliest to occur of

                    (i) sixty days after the end of the Plan Year in which the Participant's Separation from the Service occurs, or

                    (ii) if he or she is not a Five Percent Owner, the later of

                         A    the April 1 following the calendar year in which
               his or her Separation from the Service occurs, or

                         B    the April 1 following the calendar year in
               which he or she attains age 70 1/2,

                    (iii) if he or she is a Five Percent Owner, the April
       1 following the calendar year in which he or she attains age 70 1/2.

               (d) Notwithstanding subsection (b), all distributions shall satisfy the minimum distribution incidental death benefit requirements of Proposed Treas. Reg. ss. 1.401(a)(9)-2 (or any successor thereto).

               (e) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, distribution of a Participant's Vested Accounts may commence less than 30 days after the notice required under Reg.
Section 1.411(a)-11(c) is given, provided that

                    (i) the Administrator clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                    (ii) the Participant after receiving the notice, affirmatively elects a distribution.

SECTION 12.4 - FORFEITURES

               (a) If an Active Participant has a Separation from the Service due to resignation or discharge, the portions of his or her Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, which are not Vested shall be forfeited upon the earlier of his or her receipt of his or her distribution under this Article or his or her completion of five consecutive Break in Service Years. Pending application under Section 6.4, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 17.4.

               (b) If an Active Participant has a Separation from the Service prior to becoming Vested in any portion of his or her Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, under Section 9.1 or B9.1, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).

SECTION 12.5 - RESTORATION OF FORFEITURES

               If a Participant whose Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, are not then fully Vested

                    (a)  has a Separation from the Service,

                    (b) suffers a forfeiture under Section 12.4 of the portion of such Accounts which is not Vested,

                    (c) again becomes an Employee before he or she has five consecutive Break in Service Years, and

                    (d) repays to the Plan the full amount, if any, distributed to him or her from his or her Accounts before the end of five consecutive Break in Service Years commencing after his or her distribution, or, if earlier, the fifth anniversary of his or her reemployment, then the amounts forfeited under Section 12.4 by such Participant shall be restored to his or her Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, applying forfeitures pending reallocation and Company contributions, in that order, as necessary.

SECTION 12.6 - DETERMINATION OF VALUE OF ACCOUNTS

               If a distribution under Section 12.3 is made, the value of a Participant's Accounts shall be determined as of the Valuation Date coinciding with or next preceding the Participant's distribution date (after all adjustments then required or permitted under the Plan have been made).

                                  ARTICLE XIII.

                               BENEFITS UPON DEATH

SECTION 13.1 - DESIGNATION OF BENEFICIARY

               (a) Each Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his or her Accounts to such Beneficiaries.

               (b) Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

               (c) A married Participant may not designate any Beneficiary other than his or her Spouse without obtaining Spousal Consent thereto.

               (d) If a Participant does not designate a Beneficiary, the Beneficiary shall be the Surviving Spouse, and if no Surviving Spouse exists, the person or persons of highest priority who survive the Participant determined as follows:

                    (i) First, to his or her then surviving children (including adopted children), if any,

                    (ii) Second, to his or her then surviving parents
       (and, in the event the Participant's parents are divorced, each parent shall share equally),

                    (iii) Third, to his or her then surviving brothers and sisters, each in equal shares,

                    (iv) Fourth, to his or her estate, and

                    (v) Finally, to be applied to pay expenses of the Plan or to reduce the Company's contribution under Section 6.3(b) or
       (c).

               (e) Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator's determination that no members of such class exist or the Administrator's failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.

SECTION 13.2 - DISTRIBUTION ON DEATH

               (a) Upon the death of a Participant, the Participant's Vested Account balance (as determined under Article IX or BIX) shall be paid to the Participant's Beneficiary in one lump sum payment in cash or, if the Beneficiary so elects, in whole shares of Company Stock with respect to the portion of the Participant's Accounts invested in the Company Stock Fund

(and the equivalent of any fractional share distributed in cash) as soon as administratively feasible after the Participant's death.

               (b) A Beneficiary who is entitled to a distribution under subsection (a) which is greater than $5,000, may elect in accordance with the Rules of the Plan to defer payment of his or her lump sum payment but no later than five years after the Participant's death.

               (c) If payment has begun prior to the Participant's death, the remaining portion of the Participant's Accounts shall be distributed at least as rapidly as under the method being used as of the date of the Participant's death.

SECTION 13.3 - DETERMINATION OF VALUE OF ACCOUNTS

               For purposes of this Article, the value of a Participant's Accounts shall be determined as of the Valuation Date coinciding with or next preceding the Beneficiary's distribution date (after all adjustments then required or permitted under the Plan have been made).

                                 ARTICLE XIV.

                              TOP HEAVY PROVISIONS

SECTION 14.1 - TOP HEAVY DETERMINATION

               (a) Solely in the event that this Plan ever becomes Top Heavy, as defined herein, the provisions of this Article shall apply.

               (b) Solely for the purposes of this Article, the following definitions shall be used:

                    (i)  "Aggregation Group" shall mean

                         A    each plan of the Company or a Company
               Affiliate in which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or Company Affiliate within the last five years ending on the Determination Date for the Plan Year in question) but excluding a plan meeting the requirements of Code Section 401(k)(11); provided, however, that such plan allows only contributions required under Code Section 401(k)(11)), and

                         B    each other plan of the Company or a
               Company Affiliate which enables any plan described in paragraph a to meet the requirements of Code Section 401(a)(4) or 410.

                    (ii) "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

                    (iii) "Key Employee" shall mean an Employee, a former Employee or the Beneficiary of a former Employee, if, in the Plan Year containing the Determination Date or in any of the four preceding Plan Years, such Employee or former Employee is or was

                         A    an officer of the Company or a Company
               Affiliate whose Statutory Compensation for the Plan Year in question exceeds fifty percent of the amount in effect under Code Section 415(b)(1)(A) (not more than fifty Employees or, if less, the greater of three Employees or ten percent of the Employees shall be treated as officers),

                         B    one of the ten Employees owning (or
               considered as owning within the meaning of Code Section 318) both the largest interest in the Company or a Company Affiliate and more than one-half of one percent interest therein and whose Statutory Compensation for the Plan Year in question equals or exceeds the amount in effect under Code
               Section 415(c)(1)(A); provided, however, if two Employees have the same interest in the Company or a Company Affiliate, the Employee with the greater Statutory Compensation for such Plan Year shall be treated as having the larger interest,

                         C    a Five Percent Owner or a one percent
               owner (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.

                    (iv) "Non-Key Employee" shall mean any Employee who is not a Key Employee.

                    (v) The Plan shall be Top Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code
       Section 416(g)(2)(A)(ii)) exceeds sixty percent of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,

                         A    each Account balance as of the most recent
               valuation date occurring within the Plan Year which includes the Determination Date shall be determined,

                         B    an adjustment for contributions due as of the
               Determination Date shall be determined,

                         C    the Account balance of any Employee or
               former Employee shall be increased by the aggregate distributions made during the five-year period ending on the Determination Date with respect to such Employee or former Employee,

                         D    the Account balance of

                              1    any Non-Key Employee who was a Key Employee
               for any prior Plan Year, and

                              2    any former Employee who performed
               no services for the Company or a Company Affiliate during the five-year period ending on the Determination Date shall be ignored, and

                         E    if there have been any rollovers to or
               from any Account, the balance of such Account shall be adjusted, as required by Code Section 416(g)(4)(A).

       Notwithstanding the foregoing, this Plan shall be Top Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top Heavy Group.

               (vi) "Top Heavy Group" shall mean any Aggregation Group if, as of the Determination Date, the sum of

                         A    the present value of the cumulative accrued
               benefits for all Key Employees under all defined benefit plans in such Aggregation Group, and

                         B    the aggregate of the accounts of all Key
               Employees under all defined contribution plans in such Aggregation Group exceeds sixty percent of a similar sum determined for all Key Employees and Non-Key Employees.

               (vii) "Statutory Compensation" shall have the meaning set forth in Code Section 414(q)(4) for purposes of paragraph (b)(iv). For purposes of determining the minimum required contribution under paragraph 14.2(b)(ii), "Statutory Compensation" for Key Employees shall include contributions to Deferred Compensation Accounts.

SECTION 14.2 - MINIMUM BENEFITS

               (a) For any Plan Year in which the Plan is Top Heavy, the total allocation to the Profit-Sharing Account, Qualified Account or Matching Account of any Employee who is a Non-Key Employee at the end of such Plan Year and is

                    (i) entitled to an allocation to such Account under Sections 6.3 and 6.4, or

                    (ii) not entitled to an allocation under such Sections solely because he or she did not elect to defer Compensation under Section 3.1 or 3.3 of the Plan, shall not be less than that determined under subsection (b).

               (b) The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of

                    (i)  three percent, or

                    (ii) that percentage reflecting the ratio of

                         A    the allocations under Sections 6.3 and 6.4 to

                         B    Statutory Compensation

       for the Key Employee with respect to whom such ratio is highest for such Plan Year.

               (c) An Employee described in subsection (a)(ii) shall be treated as a Participant hereunder.

SECTION 14.3 - LIMITATION ON BENEFITS

               For any Plan Year commencing prior to January 1, 2000 in which the Plan is Top-Heavy,

               (a) the denominator of both the defined benefit plan fraction and the defined contribution plan fraction set forth in Code Sections 415(e)(2)(B) and 415(e)(3)(B), respectively, shall be adjusted by substituting 1.0 for 1.25, and

               (b) the numerator of the "transition fraction" described in Code Section 415(e)(6)(B)(i) shall be calculated by substituting $41,500 for $51,875,

but only to the extent required by Code Section 416(h).

                                   ARTICLE XV.

                            ADMINISTRATIVE PROVISIONS

SECTION 15.1 - DUTIES AND POWERS OF THE ADMINISTRATOR

               (a) The Administrator shall administer the Plan in accordance with the Plan and ERISA and, in addition to the duties specifically set forth in the Plan, shall have full discretionary power and authority:

                    (i) To engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, recordkeepers, custodians, physicians or other firms or persons and (with its officers, directors and Employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

                    (ii) To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

                    (iii) To construe and interpret the Plan and the Rules of the Plan and to remedy any ambiguities and inconsistencies therein;

                    (iv) To determine questions of eligibility and vesting of Participants;

                    (v) To determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons;

                    (vi) To make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

                    (vii) To appoint claims and review officials to conduct claims procedures as provided in Section 15.6;

                    (viii) To delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons; and

                    (ix) To select or eliminate Investment Funds.

               (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

               (c) Notwithstanding anything contained in the Plan to the contrary, all actions taken by the Administrator shall cause the Plan or the Trust to be treated as a "domestic trust" under Treas. Reg. Section 301.7701 and no action will be taken by the Administrator, or, if taken, will be valid, which would cause the Plan or the Trust not to be considered as a domestic trust.

SECTION 15.2 - EXPENSES OF ADMINISTRATION

               (a) The Company shall indemnify and hold each Employee functioning under Section 15.1(a) or person serving on an investment committee established in accordance with the Trust Agreement harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of his or her functions hereunder.

               (b) The Company may obtain and provide for any such Employee and investment committee member described in subsection (a), at the Company's expense, liability insurance against liabilities imposed on him or her by law.

               (c) The Plan shall pay reasonable administrative expenses of the Plan, including, but not limited to, expenses of any such Employee and investment committee member described in subsection (a) and legal fees incurred for services related to the administration of the

Plan (including the amending of the Plan); provided, however, that the Company may elect, in its sole and absolute discretion, to pay such administrative expenses from its own assets.

SECTION 15.3 - PAYMENTS

               In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and their officers, directors, employees, owners, agents and representatives.

SECTION 15.4 - STATEMENT TO PARTICIPANTS

               Within one hundred eighty days after the end of each Plan Year, the Administrator shall furnish to each Participant a statement setting forth the value of his or her Accounts and the Vested percentage thereof and such other information as the Administrator shall deem advisable to furnish.

SECTION 15.5 - INSPECTION OF RECORDS

               Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by such Participant or such Participant's duly authorized representatives at any reasonable business hour at the principal office of the Company, any Company work site at which at least fifty Employees regularly perform services and such other locations as the Secretary of Labor may require.

SECTION 15.6 - CLAIMS PROCEDURE

               (a) A claim by a Participant, Beneficiary or any other person shall be presented to the claims official appointed by the Administrator in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his or her delegate pertaining to claims procedures.

               (b) The claims official shall, within a reasonable time, consider the claim and shall issue his or her determination thereon in writing.

               (c) If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Company.

               (d) If the claim is wholly or partially denied, the claims official shall, within ninety days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                    (i)  the specific reason or reasons for such denial,

                    (ii) specific references to pertinent Plan provisions on which the denial is based,

                    (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                    (iv) an explanation of the Plan's claim review procedure.

               (e) The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official's denial of a claim to a review official (appointed by the Administrator in writing) for a full and fair review. The claimant or his or her duly authorized representative

                    (i) may request a review upon written application to the review official (which shall be filed with it),

                    (ii) may review pertinent documents, and

                    (iii) may submit issues and comments in writing.

               (f) The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than sixty days after receipt by the claimant of written notice of denial of his or her claim.

               (g) The decision by the review official upon review of a claim shall be made not later than sixty days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of such request for review.

               (h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

               (i) The claims official and the review official shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 15.1 and, to the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

SECTION 15.7 - CONFLICTING CLAIMS

               If the Administrator is confronted with conflicting claims concerning a Participant's Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's Accounts.

SECTION 15.8 - EFFECT OF DELAY OR FAILURE TO ASCERTAIN
               AMOUNT DISTRIBUTABLE OR TO LOCATE DISTRIBUTEE

               (a) If an amount payable under the Plan cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than sixty days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

               (b) If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him or her (or if such Separation from the Service is by reason of his or her death, has failed to locate the person entitled to his or her Vested Accounts under Section 13.2), his or her entire distributable interest in the Plan shall be forfeited and applied to pay expenses of the Plan or to reduce the Company's contribution under Section 6.3; provided, however, that if the Participant (or in the case of his or her death, the person entitled thereto under Section 13.2) makes proper claim therefor under
Section 15.6, the amount so forfeited shall be restored to the Participant's Account, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

SECTION 15.9 - SERVICE OF PROCESS

               The General Counsel of the Company is hereby designated as agent of the Plan for the service of legal process.

SECTION 15.10 - LIMITATIONS UPON POWERS OF THE ADMINISTRATOR

               The Plan shall not be operated so as to discriminate in favor of Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

SECTION 15.11 - EFFECT OF ADMINISTRATOR ACTION

               Except as provided in Section 15.6, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Participants, Beneficiary, the Trustee and any person interested in the Plan or Trust Fund.

SECTION 15.12 - CONTRIBUTIONS TO ROLLOVER ACCOUNTS AND TRANSFER ACCOUNTS

               (a) An Active Participant may make a contribution to his or her Rollover Account if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan.

               (b)  Such contribution will meet the requirements of this
Section if

                    (i) it is made by such Active Participant to the Trust in cash in a lump sum, and

                    (ii) the amount contributed by such Active Participant consists of

                         A    an Eligible Rollover Distribution as defined in
               Code Section 402(a)(5) from

                              1    a qualified trust meeting the requirements
                         of Code Section 402(a)(5), or

                              2    an employee annuity plan meeting the
                         requirements of Code Section 403(a)(1), or

                         B    a tax-free rollover distribution from an
               individual retirement account or an individual retirement annuity which in turn consisted entirely of an Eligible Rollover Distribution (as defined in Code Section 402(c)(4) from a qualified trust under Code Section 401(a) or an annuity plan under which the Active Participant was an employee within the meaning of Code Section 401(c)(1) at the time contributions were made on his or her behalf under the plan) together with any earnings thereon, and which otherwise meets the requirements of Code Section 408(d)(3).

               (c) In addition, such contribution will meet the requirements of this Section if

                    (i) the contribution is made within sixty days following the day on which the Eligible Employee received the distribution from a qualified trust, annuity plan or individual retirement account or annuity,

                    (ii) such distribution was in the form of cash, and

                    (iii) such distribution constituted an Eligible
       Rollover Distribution within the meaning of Code Section 402(c)(4), no part of which consists of employee contributions.

               (d) The Administrator may require the Active Participant to supply information sufficient to determine if his or her contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

               (e) The Administrator may, in its discretion, permit the Plan to accept a direct transfer from a qualified trust (described in Code Section 401(a)) of an Active Participant's benefits under such trust. Benefits transferred on behalf of an Active Participant to the Plan under this Section shall be credited to the Active Participant's Transfer Account or such other Accounts of the Participant as are designated by the Administrator. The Administrator shall not accept any plan-to-plan transfer under this Section if such transfer would require the Plan to provide optional forms of benefit not otherwise provided by the Plan as required by Code Section 411(d)(6).

               (f) The Plan shall also accept a direct rollover from a plan qualified under Code Section 401(a) of an amount if paid to an Active Participant instead of the Plan would have constituted an Eligible Rollover Distribution within the meaning of Code Section 401(a)(31). This transferred amount shall be credited to an Active Participant's Rollover Account.

               (g) If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Participant.

SECTION 15.13 - ASSIGNMENTS, ETC., PROHIBITED; DISTRIBUTIONS
                PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS; CERTAIN OFFSETS OF ACCOUNTS

               (a) Except as provided in subsections (b) and (c), no part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his or her Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary as provided in the Plan.

               (b) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, upon receipt by the Administrator of a domestic relations order, as defined in Code Section 414(p), which, but for the time of required payment to the alternate payee, would be a qualified domestic relations order as defined in Code Section 414(p), the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order; provided, however, that no such distribution shall be made prior to the Participant's Separation from the Service if such distribution could adversely affect the qualified status of the Plan.

               (c) (i) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, upon receipt by the Administrator of a judgment, order, decree or settlement agreement described in paragraph
       (ii) which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant's Accounts under the Plan, such Participant's Accounts shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan.

                    (ii) The judgment, order, decree or settlement agreement described in paragraph (i) must arise from

                         A    a judgment of conviction for a crime involving
               the Plan,

                         B    a civil judgment (including a consent
               order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or

                         C    a settlement agreement between the
               Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

SECTION 15.14 - DIRECT ROLLOVERS

               Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Administrator under the Rules of the Plan, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan designated by the Distributee in a Direct Rollover.

SECTION 15.15 - CORRECTIVE OF ADMINISTRATIVE ERROR; SPECIAL CONTRIBUTION

               Notwithstanding any other provision of the Plan to the contrary, the Administrator shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or Beneficiaries under the Plan. Such corrective actions may include debiting or crediting a Participant's or Beneficiary's Accounts or allocating special contributions made by the Company to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses. The Administrator shall determine the amount of any such special contributions required to be made by the Company, which may be made in such approximate amounts as the Administrator, acting in its sole discretion, shall determine. In no event shall any corrective action taken by the Administrator under this Section reduce any Participant's or Beneficiary's accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury Regulations thereunder.

                                   ARTICLE XVI.

                           TERMINATION, DISCONTINUANCE,
                       AMENDMENT, MERGER, ADOPTION OF PLAN

SECTION 16.1 - TERMINATION OF PLAN; DISCONTINUANCE OF CONTRIBUTIONS

               (a) The Plan is intended as a permanent program but the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof with or without notice to the applicable Participants. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:

                    (i) An allocation of amounts being held under Section 17.4(b) shall be made in accordance with Section 17.4(c).

                    (ii) For each Participant who is then an affected
       Employee with respect to whom the Plan is terminated or partially terminated, the interest in his or her Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, including his or her interest in the forfeitures then held in suspense under Section 12.4 (which shall be applied under Section 6.4), shall become fully Vested.

                    (iii) The Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

                    (iv) Provided that the Company or a Company Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), distributions of Participant's Accounts which are not attributable to mergers or transfers from a qualified retirement plan subject to Code
       Section 417, shall be made in one lump sum payment except for the Atglen Accounts described in Section A12.3 of Supplement A.

               (b) The Board shall have the right at any time to discontinue contributions to the Plan completely as to the Company or as to any covered location division, facility or other operational unit thereof with or without notice to the applicable Participants. Failure of the Company to make one or more substantial contributions to the Plan for any period of three consecutive Plan Years in each of which the Company realized substantial current earnings, as shown on its financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year. In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all Profit-Sharing Accounts, Matching Accounts and Non-Vested Merged Accounts shall thereupon become fully Vested.

SECTION 16.2 - AMENDMENT OF PLAN

               As limited in Section 16.3 of the Plan, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by Quebecor Printing (USA) Holdings Inc.; provided, however, that no amendment shall decrease the Vested percentage any Participant has in his or her Accounts or his or her accrued benefit. Amendments shall be adopted by the Board; provided, however, that the Administrator may adopt amendments as necessary to bring the Plan into conformity with legal requirements, or to improve the administration hereof, provided no such amendments involve an increase in cost of benefits provided by this Plan. Additionally, the Administrator may amend the Plan in order to provide for mergers of plans of Company Affiliates into the Plan.

SECTION 16.3 - RETROACTIVE EFFECT OF PLAN AMENDMENT

               (a) No Plan amendment, including this amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the Vested percentage of a Participant whose Separation from the Service preceded the date such amendment became effective unless and until he or she again becomes a Participant and additional contributions are allocated to him or her.

               (b) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of Plan participation, vesting or any other Plan purpose with respect to his or her participation or employment before the date such amendment became effective.

               (c) Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

SECTION 16.4 - CONSOLIDATION OR MERGER; ADOPTION OF PLAN BY OTHER COMPANIES

               (a) In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietor and, if deemed appropriate, by executing a proper Supplemental agreement to the Trust Agreement with the Trustee. If, within 120 days from the effective date of such consolidation, merger or sale of assets, such new corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 16.1.

               (b) The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his or her corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

               (c) Any Company Affiliate may, with the approval of the Board, adopt the Plan as a whole company or as to any one or more divisions by resolution of its own board of directors or agreement of its partners. Such Company Affiliate shall give written notice of such adoption to the Administrator and to the Trustee by its duly authorized officers.

                                 ARTICLE XVII.

                            MISCELLANEOUS PROVISIONS

SECTION 17.1 - IDENTIFICATION OF FIDUCIARIES

               (a) The Administrator (with respect to control and management of Plan assets and in general) and the Trustee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.

               (b) Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

SECTION 17.2 - ALLOCATION OF FIDUCIARY RESPONSIBILITIES

               (a) Fiduciary responsibilities under the Plan are allocated as follows:

                    (i) The sole power and discretion to manage and control the Plan's assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

                    (ii) The sole duties, responsibilities and powers allocated to the Board shall be those expressly retained under Sections 16.1, 16.2 and 16.4.

                    (iii) The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

                    (iv) All fiduciary responsibilities not allocated to the Trustee, the Board, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with Section 15.1(a)(viii).

               (b) Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan's assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 17.1 by amending the Plan in the manner prescribed in Section 16.2, followed by such fiduciaries' acceptance of, or operation under, such amended Plan.

               (c) No allocation of fiduciary responsibilities under the Plan or Trust shall cause the Trust to cease being a domestic trust under Treas. Reg. Section 301.7701.

SECTION 17.3 - LIMITATION ON RIGHTS OF EMPLOYEES

               The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute or be construed as a contract between the Company and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of any Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without notice and with or without cause and with or without obligation as to any level of severance. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to employment or any benefit hereunder except to the extent such right has specifically become fixed or vested under the terms of the Plan and there are funds available therefor in the hands of the Trustee. The doctrine of substantial performance shall have no application to Employees or Participants. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

SECTION 17.4 - LIMITATION ON ANNUAL ADDITIONS; TREATMENT OF OTHERWISE
               EXCESSIVE ALLOCATIONS

               (a) In any Plan Year (which shall be the Plan's "limitation year" within the meaning of Treas. Reg. ss. 1.415-2(b)), the Annual Addition of a Participant shall not exceed the lesser of

                    (i) twenty-five percent of such Participant's Statutory Compensation for such Plan Year, or

                    (ii) $30,000 (adjusted for increases in the cost of living as described in Code Section 415(d)).

               (b) If the Annual Addition of a Participant would exceed the limits of subsection (a) as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Statutory Compensation or under other limited facts and circumstances found justifiable by the Commissioner of Internal Revenue, it shall be reduced until it comes within such limits. Such reduction shall be accomplished by debiting the necessary amount from

                    (i)  his voluntary after-tax contributions for such Plan
       Year,

                    (ii) his or her allocation of Company contributions for such Plan Year to his or her Deferred Compensation Account,

                    (ii) his or her allocation of Company contributions for such Plan Year to his or her Profit-Sharing Account and Matching Account, and

                    (iii) his or her allocation of Company contributions for such Plan Year to his or her Qualified Account,

in such order. The portion of such amount attributable to his or her voluntary after-tax contributions (but excluding any income thereon) and his or her Deferred Compensation first shall, to the extent allowed by law, be refunded to him, and otherwise any necessary remainder (including any income on his voluntary after-tax contributions which were refunded to him under this paragraph) to the extent allowed by Section 403 of ERISA, shall be returned to the Company and recontributed for the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a), or otherwise held in suspense hereunder and applied to the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a). The balance, if any, of such reduction shall be allocated to the Profit-Sharing Accounts and Matching Accounts of persons who are Active Participants at the end of the Plan Year in proportion to their Compensation received while Active Participants in such Plan Year. If any Participant's Annual Addition would, due to such special allocation, exceed the limit of subsection (a), the excess shall be reallocated by a second special allocation, and so on as necessary to allocate such amounts within the limits of subsection (a). Any amounts which cannot be so allocated because of the limitations of subsection (a), shall be held in suspense and shall be allocated and reallocated in succeeding Plan Years, in the order of time, prior to the allocation of any Company contributions.

               (c) In the event the Plan is terminated while excess amounts are then held in suspense under subsection (b), such excess amounts shall be allocated and reallocated as provided in subsection (b), as of the day before the date of the termination as if such day were the last day of such Plan Year. Any amounts which cannot then be so allocated because of the limits of subsection (a) shall revert to the Company, as provided in the Trust Agreement.

SECTION 17.5 - VOTING RIGHTS

               Except as otherwise required by ERISA, the Code and applicable Treasury Regulations, all voting rights of shares of Quebecor World Inc. stock held in the Trust Fund shall be exercised by the Trustee only as directed by the Administrator, the Participants or their Beneficiaries in accordance with the following provisions of this Section 17.5:

               (a) With respect to all corporate matters submitted to the Company's shareholders, Company Stock held by the Trust in the Company Stock Fund shall be voted in accordance with the directions of the Participants (as communicated to the Trustee) in proportion to the sum of the value of the investment of their Accounts in the Company Stock Fund. If this Section 17.5(a) applies to shares of Company Stock allocated to the account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Participant.

               (b) At least thirty days before each annual or special shareholders' meeting of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how such Participant's proportionate voting rights are to be exercised. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares of Company Stock to give effect to the greatest extent possible to Participants' instructions) shall vote as instructed. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or Employees of the Company, or of any other company. The Trustee and the Company shall not make recommendations to Participants on whether to vote or how to vote, other than recommendations contained in proxy and other materials that are generally distributed to all shareholders of the Company with respect to such vote. If voting instructions for shares of Company Stock allocated to any Participant are not timely received for a particular shareholders' meeting, such shares of Company Stock shall be voted in the same proportion as Company Stock with respect to which voting instructions are received is voted.

SECTION 17.6 - GOVERNING LAW

               The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator is located shall apply.

SECTION 17.7 - PLURALS

               Where the context so indicates the singular shall include the plural.

SECTION 17.8 - TITLES

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

SECTION 17.9 - REFERENCES

               Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.

SECTION 17.10 - USE OF TRUST FUNDS

               Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee or from any Participant, his or her Beneficiaries or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that

               (a) the contributions of the Company to the Trust for all Plan Years shall be returned by the Trustee to the Company within one year in the event that the Commissioner of Internal Revenue initially fails to rule that the Plan and Trust are qualified and tax-exempt within the meaning of Code Sections 401 and 501, but only if such application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe;

               (b) the contribution of the Company for any Plan Year is hereby conditioned upon its being deductible by the Company for its fiscal year in which such contribution was made and, to the extent disallowed as a deduction under Code Section 404, such contribution shall be returned by the Trustee to the Company within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts; and

               (c) a contribution by the Company or a Participant by a mistake of fact shall be returned to the Company or to the Participant in question within one year after payment of the contribution was made.

               Executed at Greenwich, Connecticut, this 22nd day of December, 2000.

                                       QUEBECOR PRINTING (USA)
                                       HOLDINGS INC.


                                       By /s/ MARC L. REISCH
                                          ------------------------------------
                                              Officer

                                   SCHEDULE I

                                COVERED LOCATION
                           (Section 1.16 of the Plan)

PROCESS LEVEL                            NAME                        EFFECTIVE DATE
-------------                            ----                        --------------
    0003            Effingham                                          06/01/1998
    0005            Salem                                              06/01/1998
    0007            Dyersburg                                          06/01/1998
    0008            Johnson & Hardin - Lebanon                         08/01/1998
    0009            Johnson & Hardin - Red Bank                        08/01/1998
    0051            Mailing Center                                     06/01/1998
    0100            Sales (this Process Level replaces Process         06/01/1998
                    Levels 300 and 301)
    0101            WC - Corporate                                     06/01/1998
    0109            Mail Prep                                          06/01/1998
    0153            WC - Augusta                                       06/01/1998
    0154            WC - Brookfield                                    06/01/1998
    0155            WC - Corinth                                       06/01/1998
    0156            WC - Dresden                                       06/01/1998
    0157            WC - Jonesboro                                     06/01/1998
    0160            Book Services - Taunton                            06/01/1998
    0161            Book Services - Versailles                         06/01/1998
    0162            Book Services - Logistics                          06/01/1998
    0163            Book Services - Corporate                          06/01/1998
    0202            George Rice                                        08/01/1998
    0203            Acme Printing                                      01/01/1999
    0204            Infiniti Graphics                                  07/01/1999
    0211            Central Florida Press                              08/01/1998
    0212            Northeast Graphics                                 06/01/1998
    0213            Northeast Bindery                                  06/01/1998
    0302            Alden - Elkgrove                                   06/01/1998
    0303            Alden - Oberlin                                    06/01/1998
    0304            Covington                                          06/01/1998
    0305            WC Direct - Gainesville (Closed)                   06/01/1998
    0306            WC Direct - Wessel                                 08/01/1998
    0307            Direct Mail Corporate                              06/01/1998
    0308            WC Direct - Imaging (Closed)                       06/01/1998
    0309            WC Direct - Dittler Division                       04/15/1999
    0402            WCDS - St. Louis                                   06/01/1998
    0403            WCDS - Chicago                                     06/01/1998
    0404            WCDS - Detroit                                     06/01/1998
    0405            WCDS - D.C.                                        08/01/1998


                                  Schedule I-i

PROCESS LEVEL                            NAME                        EFFECTIVE DATE
-------------                            ----                        --------------
    0406            WCDS - Orlando                                     08/01/1998
    0407            WCDS - NY                                          06/01/1998
    0408            WCDS - LA                                          06/01/1998
    0410            WCDS - Charlotte                                   06/01/1998
    0411            WCDS - Lexington                                   01/01/1999
    0602            Stillwater                                         06/01/1998
    0603            Oklahoma Graphics                                  06/01/1998
    0605            Century Graphics                                   04/01/1999
    0606            Great Western                                      10/01/1999
    0702            Merced                                             06/01/1998
    0205            Universal Press                                    10/01/1999
    0206            Universal Press                                    10/01/1999
    0207            Packaging Graphics                                 10/01/1999
    0010            Waukee - Downey Printing                           01/01/2000
    0011            Carroll - Downey Printing                          01/01/2000
    0012            Erlanger - Metroweb                                01/01/2000
    1320            Nova Marketing - Sayers                            10/01/2000
    1318            Sayers Communication                               10/01/2000
    1999            Quebecor World Executives                          06/01/1998
    7004            Quebecor World Purchasing                          06/01/1998
    1100            QPI - Magazine/Catalog                             01/01/2001
    1101            Quebecor Printing USA Corp.                        01/01/2001
    1315            Eusey Press                                        01/01/2001
    1316            Eagle                                              01/01/2001
    1317            Petty                                              01/01/2001
    1420            Schaumburg                                         01/01/2001
    1422            Franklin Imaging                                   01/01/2001
    1503            St. Cloud                                          01/01/2001
    1505            Hazleton                                           01/01/2001
    1506            Loveland                                           01/01/2001
    1612            QPI - Retail                                       01/01/2001
    1620            Atglen                                             01/01/2001
    1621            Buffalo                                            01/01/2001
    1622            Dickson                                            01/01/2001
    1623            Memphis                                            01/01/2001
    1624            Richmond                                           01/01/2001
    1626            Fernley                                            01/01/2001
    1702            Fairfield                                          01/01/2001
    1703            Martinsburg                                        01/01/2001
    1704            Hawkins                                            01/01/2001
    1705            Kingsport                                          01/01/2001
    1707            Distribution                                       01/01/2001
    1708            Dubuque                                            01/01/2001


                                  Schedule I-ii

PROCESS LEVEL                            NAME                        EFFECTIVE DATE
-------------                            ----                        --------------
    1712            QPI - Book                                         01/01/2001
    1801            Clarksville                                        01/01/2001
    1802            Dallas                                             01/01/2001
    1803            Mt. Morris                                         01/01/2001
    1804            Lincoln                                            01/01/2001
    1805            Olive Branch                                       01/01/2001
    1806            Franklin Printing                                  01/01/2001
    1812            QPI - Targeted Publications                        01/01/2001
     TBD            Warehouse - Plattsburg                             01/01/2001
     TBD            Nurun (Closed 12/31/2000)                          01/01/2001


                                 Schedule I-iii

                                   SCHEDULE II

                         PARTICIPATING BARGAINING UNITS
                           (Section 1.45 of the Plan)

QUEBECOR WORLD JONESBORO:

Local 527-M of Graphic Communications
     International Union (Effective June 1, 1998)

QUEBECOR WORLD BROOKFIELD:

Local 577-M of Graphic Communications
     International Union (Effective June 1, 1998)

QUEBECOR WORLD DIRECT (DITTLER):

Atlanta Typographical Union Local 48 (Effective April 15, 1999)

Atlanta Graphic Communications Union Local 8-M (Effective April 15, 1999)

QUEBECOR WORLD ELK GROVE (ALDEN):

Local 126 of IAM (Effective November 1, 1999)

QUEBECOR WORLD WAUKEE:

Local 157 MP and MB of Graphic Communications
     International Union (Effective January 1, 2000)

QUEBECOR WORLD MT. MORRIS INC.:

     Local 124-C of Graphic Communications
           International Union (Effective January 1, 2001)

     Local 467-S of Graphic Communications
           International Union (Effective January 1, 2001)

     Local 65-B of Graphic Communications
           International Union (Effective January 1, 2001)

     Local 91-P of Graphic Communications
           International Union (Effective January 1, 2001)


                                 Schedule II-i

     District Lodge No. 101 of the International Association of Machinists (Effective January 1, 2001)

QUEBECOR WORLD DICKSON INC.:

     Local 694M  of Graphic Communications
           International Union (pending negotiations)

QUEBECOR WORLD ATGLEN, INC.

      Local 312 of the International Brotherhood of Teamsters
            (Effective January 1, 2001)

QUEBECOR WORLD MEMPHIS INC.:

      Local 223M Photoengravers of Graphic Communications
            International Union (Effective January 1, 2001)

      Local 231M Press Operators of Graphic Communications
            International Union (Effective January 1, 2001)

      Local 23H Paperhandlers of Graphic Communications
            International Union (Effective January 1, 2001)

      Local 223M Machinists of Graphic Communications
            International Union (Effective January 1, 2001)

QUEBECOR WORLD HAZELTON INC.:

       Local 735S of Graphic Communications
             International Union (Effective January 1, 2001)

QUEBECOR WORLD BUFFALO INC.:

       Local 27C of Graphic Communications
             International Union - Press (Effective January 1, 2001)

       Local 17-B of Graphic Communications
             International Union - Quebecor Distribution Services (Effective January 1, 2001)

       Local 14148 of Buffalo-Niagara Typographical Union No. 9, C.W.A.
             - Composing (Effective as of January 1, 2001)

       Buffalo Electrotypers' Union No. 76 of Graphic Communications
             International Union - Cylinder Manufacturing/Foundry
             (Effective January 1, 2001)


                                 Schedule II-ii

       Local 26H of Graphic Communications
             International Union - Paperhandlers (Effective January 1, 2001)

       Local 41 of International Brotherhood of Electrical Workers
             Electrical (Effective January 1, 2001)

       District Lodge No. 65, Local Lodge No. 330 of International Association of Machinists and Aerospace Workers - Building Maintenance (Effective January 1, 2001)

       District Lodge No. 65, Local Lodge No. 330 of International Association of Machinists and Aerospace Workers - Mechanical Maintenance (Effective January 1, 2001)

QUEBECOR PRINTING CLARKSVILLE:

       Local 290M, of Graphic Communications International Union
             (Effective January 1, 2001)

QUEBECOR WORLD LINCOLN INC.:

       Local 221 of Graphic Communications International Union
             (Effective January 1, 2001)

       Local 543-M of Graphic Communications International Union
             (Effective January 1, 2001)

       Local 31 of International Association of Machinists & Aerospace Workers
             (Effective January 1, 2001)


                                 Schedule II-iii

                                  SCHEDULE III

                               MERGED PARTICIPANTS
                           (Section 1.38 of the Plan)

     A Merged Participant may be from the following groups:

          (a) Acme Merged Participant which means a Merged Participant who was a former participant in the Acme Printing Company, Inc. 401(k) Profit-Sharing Plan;

          (b) Alden Merged Participant which means a Merged Participant who was a former participant in the Alden Press Profit-Sharing Plan;

          (c) Century Merged Participant which means a Merged Participant who was a former participant in the Century Graphics Corporation Retirement Savings Plan;

          (d) Dittler Merged Participant which means a Merged Participant who was a former participant in the Dittler Brothers, Incorporated Deferred Compensation Plan;

          (e) Dittler Union Merged Participant which means a Merged Participant who was a former participant in the Dittler Brothers, Incorporated Deferred Compensation Plan for Union Employees;

          (f) Downey Merged Participant which means a Merged Participant who was a former participant in the Downey Printing Retirement Savings Plan;

          (g) Downey Union Merged Participant which means a Merged Participant who was a former participant in the Downey Printing Union 401(k) Plan;

          (h) Great Western Merged Participant which means a Merged Participant who was a former participant in the Great Western Publishing, Inc. 401(k) Profit Sharing Plan;

          (i) Infiniti Merged Participant which means a Merged Participant who was a former participant in the Infiniti Graphics, Inc. 401(k) Plan;

          (j) J&H Merged Participant which means a Merged Participant who was a former participant in the Johnson & Hardin Co. 401(k) Retirement Savings Plan;

          (k) Lanman Merged Participant which means a Merged Participant who was a former participant in the Lanman Companies, Inc. Retirement Savings Plan;

          (l) Little Merged Participant which means a Merged Participant who was a former participant in the John W. Little Co. 401(k) Plan;


                                 Schedule III-i

          (m) Magna Merged Participant which means a Merged Participant who was a former participant in the Magna Graphic, Inc. 401(k) Plan and Trust;

          (n) Metroweb Merged Participant which means a Merged Participant who was a former participant in the Metroweb Corporation Profit-Sharing/401(k) Retirement Savings Plan;

          (o) Midwest Merged Participant which means a Merged Participant who was a former participant in the Midwest Litho Arts 401(k) and Profit-Sharing Plan;

          (p) Northeast Bindery Merged Participant which means a Merged Participant who was a former participant in the Northeast Graphics Inc. Savings and Security Plan (Bindery);

          (q) Northeast Printing Merged Participant which means a Merged Participant who was a former participant in the Northeast Graphics Inc. Savings and Security Plan (Printing);

          (r) Quebecor Merged Participant which means a Merged Participant who was a former participant in the Quebecor Deferred Compensation Savings Plan;

          (s) Quebecor Union Merged Participant which means a Merged Participant who was a former participant in the Quebecor Defined Contribution Plan;

          (t) Rice Merged Participant which means a Merged Participant who was a former participant in the George Rice & Sons 401(k) Retirement Savings Plan and Trust;

          (u) Ringier Merged Participant which means a Merged Participant who was a former participant in the Ringier America Employee Savings Plan;

          (v) Sayers Merged Participant which means a Merged Participant who was a former participant in the Quebecor/Sayers Associates' 401(k) Plan;

          (w) Shea Merged Participant which means a Merged Participant who was a former participant in the Shea Communications Company Thrift Investment Plan;

          (x) UP/Graphics Merged Participant which means a Merged Participant who was a former participant in the UP/Graphics, Inc. 401(k) Plan;

          (y) Wessel Merged Participant which means a Merged Participant who was a former participant in the Wessel Company, Inc. Employees Profit-Sharing 401(k) Plan & Trust; and

          (z) Book Services Merged Participant (formerly Rand McNally & Company) which means a Merged Participant who was a former participant in the World Color Press, Inc. 401(k) Retirement Savings Plan.


                                 Schedule III-ii

                                   SCHEDULE IV

                                  MERGED PLANS
                           (Section 1.39 of the Plan)

                       NAME OF PLAN                                               MERGER DATE
                       ------------                                             ---------------
 Acme Printing Company, Inc. 401(k) Profit-Sharing Plan                         January 1, 1999

             Alden Press Profit-Sharing Plan                                      June 1, 1998

   Century Graphics Corporation Retirement Savings Plan                           April 1, 1999

 Dittler Brothers, Incorporated Deferred Compensation Plan                        April 15, 1999
                    for Union Employees

 Dittler Brothers, Incorporated Deferred Compensation Plan                        April 15, 1999

          Downey Printing Retirement Savings Plan                                January 1, 2000

             Downey Printing Union 401(k) Plan                                   January 1, 2000

 Great Western Publishing, Inc. 401(k) Profit Sharing Plan                       October 1, 1999

            Infiniti Graphics, Inc. 401(k) Plan                                    July 1, 1999

    Johnson & Hardin Co. 401(k) Retirement Savings Plan                           August 1, 1998

      Lanman Companies, Inc. Retirement Savings Plan                              August 1, 1998

              John W. Little Co. 401(k) Plan                                     October 1, 1999

         Magna Graphic, Inc. 401(k) Plan and Trust                               January 1, 1999

   Metroweb Corporation Profit-Sharing/401(k) Retirement                         January 1, 2000
                       Savings Plan

     Midwest Litho Arts 401(k) and Profit-Sharing Plan                             June 1, 1998



                                 Schedule IV-i

                       NAME OF PLAN                                               MERGER DATE
                       ------------                                             ---------------
Northeast Graphics Inc. Savings and Security Plan (Bindery)                        June 1, 1998

     Northeast Graphics Inc. Savings and Security Plan                             June 1, 1998
                        (Printing)

        Quebecor Deferred Compensation Savings Plan                              January 1, 2001

            Quebecor Defined Contribution Plan                                   January 1, 2001

          Quebecor/Sayers Associates' 401(k) Plan                                October 1, 2000

George Rice & Sons 401(k) Retirement Savings Plan and Trust                       August 1, 1998

           Ringier America Employee Savings Plan                                   June 1, 1998

    Shea Communications Company Thrift Investment Plan                             June 1, 1998

               UP/Graphics, Inc. 401(k) Plan                                     October 1, 1999

 Wessel Company, Inc. Employees Profit-Sharing 401(k) Plan                        August 1, 1998
                         and Trust

  World Color Press, Inc. 401(k) Retirement Savings Plan                           June 1, 1998
  (which accepted certain plan-to-plan transfers from the
  Rand McNally & Company 401(k) Retirement Savings Plan)


                                 Schedule IV-ii

                              AMENDED AND RESTATED
                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                                   401(k) PLAN

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I.DEFINITIONS.............................................................................................1
   Section 1.1 - General..........................................................................................1
   Section 1.2 - Accounts.........................................................................................1
   Section 1.3 - Active Participant...............................................................................2
   Section 1.4 - Administrator....................................................................................2
   Section 1.5 - Annual Addition..................................................................................2
   Section 1.6 - Bargaining Unit..................................................................................3
   Section 1.7 - Beneficiary......................................................................................3
   Section 1.8 - Board............................................................................................3
   Section 1.9 - Break in Service Year............................................................................3
   Section 1.10 - Code............................................................................................3
   Section 1.11 - Company; Company Affiliate......................................................................4
   Section 1.12 - Company Stock...................................................................................4
   Section 1.13 - Company Stock Fund..............................................................................4
   Section 1.14 - Compensation....................................................................................4
   Section 1.15 - Contribution Percentage.........................................................................5
   Section 1.16 - Covered Location................................................................................5
   Section 1.17 - Deferral Percentage.............................................................................6
   Section 1.18 - Deferred Compensation...........................................................................6
   Section 1.19 - Deferred Compensation Account...................................................................6
   Section 1.20 - Direct Rollover.................................................................................7
   Section 1.21 - Disability Retirement...........................................................................7
   Section 1.22 - Disability Retirement Date......................................................................7
   Section 1.23 - Distributee.....................................................................................7
   Section 1.24 - Eligible Employee...............................................................................7
   Section 1.25 - Eligible Retirement Plan........................................................................7
   Section 1.26 - Eligible Rollover Distribution..................................................................8
   Section 1.27 - Employee........................................................................................8
   Section 1.28 - ERISA...........................................................................................8
   Section 1.29 - Five Percent Owner..............................................................................9
   Section 1.30 - Hardship........................................................................................9
   Section 1.31 - Highly Compensated Employee.....................................................................9
   Section 1.32 - Hour of Service................................................................................10
   Section 1.33 - Inactive Participant...........................................................................11
   Section 1.34 - Investment Fund................................................................................11
   Section 1.35 - Leveling Method................................................................................11
   Section 1.36 - Matching Account...............................................................................11


                                      - i -

   Section 1.37 - Merged Accounts; Non-Vested Merged Accounts; Vested Merged
                    Accounts.....................................................................................11
   Section 1.38 - Merged Participant.............................................................................12
   Section 1.39 - Merged Plan....................................................................................12
   Section 1.40 - Merger Date....................................................................................13
   Section 1.41 - Military Leave.................................................................................13
   Section 1.42 - Normal Retirement..............................................................................13
   Section 1.43 - Normal Retirement Date.........................................................................13
   Section 1.44 - Participant....................................................................................13
   Section 1.45 - Participating Bargaining Unit..................................................................13
   Section 1.46 - Payday.........................................................................................14
   Section 1.47 - Plan...........................................................................................14
   Section 1.48 - Plan Representative............................................................................14
   Section 1.49 - Plan Year......................................................................................14
   Section 1.50 - Profit-Sharing Account.........................................................................14
   Section 1.51 - Qualified Account..............................................................................14
   Section 1.52 - Rollover Account...............................................................................14
   Section 1.53 - Rules of the Plan..............................................................................14
   Section 1.54 - Separation from the Service....................................................................14
   Section 1.55 - Service........................................................................................15
   Section 1.56 - Spousal Consent................................................................................15
   Section 1.57 - Spouse; Surviving Spouse.......................................................................15
   Section 1.58 - Statutory Compensation.........................................................................16
   Section 1.59 - Supplement.....................................................................................16
   Section 1.60 - Transfer Account...............................................................................16
   Section 1.61 - Trust..........................................................................................17
   Section 1.62 - Trust Agreement................................................................................17
   Section 1.63 - Trust Fund.....................................................................................17
   Section 1.64 - Trustee........................................................................................17
   Section 1.65 - Valuation Date.................................................................................17
   Section 1.66 - Vested.........................................................................................17
   Section 1.67 - Voluntary After-Tax Contributions Account......................................................17
   Section 1.68 - Years of Vesting Service.......................................................................18

ARTICLE II.ELIGIBILITY...........................................................................................19
   Section 2.1 - Requirements for Participation..................................................................19
   Section 2.2 - Notice of Participation.........................................................................20
   Section 2.3 - Enrollment......................................................................................20
   Section 2.4 - Inactive Status.................................................................................20

ARTICLE III.PARTICIPANTS'DEFERRALS...............................................................................20
   Section 3.1 - Deferral of Compensation........................................................................20
   Section 3.2 - Suspension of Deferral..........................................................................21
   Section 3.3 - Commencement, Resumption or Change of Deferred Compensation.....................................21
   Section 3.4 - Deposit in Trust................................................................................21
   Section 3.5 - Deferral Percentage Fail-Safe Provisions........................................................21


                                      - ii -

   Section 3.6 - Return of Excess Deferred Compensation..........................................................23

ARTICLE IV. DORMANT AFTER-TAX CONTRIBUTIONS ACCOUNTS.............................................................24
   Section 4.1 - Dormant Voluntary After-Tax Contributions Account...............................................24

ARTICLE V. CONTRIBUTIONS OF THE COMPANY..........................................................................24
   Section 5.1 - Determination of Annual Contribution............................................................24
   Section 5.2 - Maximum Annual Contribution.....................................................................24
   Section 5.3 - Contribution Date...............................................................................24

ARTICLE VI. PARTICIPATION IN COMPANY CONTRIBUTIONS AND
       FORFEITURES...............................................................................................25
   Section 6.1 - Deferred Compensation Account...................................................................25
   Section 6.2 - Profit-Sharing Account; Matching Account; Qualified Account.....................................25
   Section 6.3 - Allocation of Company Contributions.............................................................26
   Section 6.4 - Allocation of Forfeitures.......................................................................27
   Section 6.5 - Contribution Percentage Fail-Safe Provisions....................................................27
   Section 6.6 - Reemployment Rights after Qualified Military Service............................................28

ARTICLE VII. INVESTMENT OF ACCOUNTS..............................................................................30
   Section 7.1 - Investment Options..............................................................................30
   Section 7.2 - Description of Investment Funds.................................................................31
   Section 7.3 - Effect of Non-Election..........................................................................31

ARTICLE VIII. VALUATION OF THE TRUST FUND AND ACCOUNTS...........................................................31
   Section 8.1 - Determination of Values.........................................................................31
   Section 8.2 - Allocation of Values............................................................................31
   Section 8.3 - Applicability of Account Values.................................................................32

ARTICLE IX. VESTING OF INTERESTS.................................................................................32
   Section 9.1 - Vesting of Accounts.............................................................................32
   Section 9.2 - Additional Vesting of Accounts..................................................................32

ARTICLE X. WITHDRAWALS AND LOANS.................................................................................33
   Section 10.1 - Withdrawal from Deferred Compensation Account other than for Hardship..........................33
   Section 10.2 - Hardship Withdrawal from Deferred Compensation Account.........................................33
   Section 10.3 - Option to Withdraw.............................................................................34
   Section 10.4 - Other Withdrawals Prohibited; Restrictions on Certain Withdrawals..............................35
   Section 10.5 - Loans to Participants..........................................................................35

ARTICLE XI. EMPLOYMENT AFTER NORMAL RETIREMENT DATE..............................................................37
   Section 11.1 - Continuation of Employment.....................................................................37
   Section 11.2 - Continuation of Participation..................................................................37
   Section 11.3 - Mandatory In-Service Distributions.............................................................37


                                    - iii -

ARTICLE XII. BENEFITS UPON RETIREMENT OR TERMINATION
         OF EMPLOYMENT...........................................................................................37
   Section 12.1 - Normal or Disability Retirement................................................................37
   Section 12.2 - Rights Upon Normal or Disability Retirement or Termination
         of Employment      .....................................................................................37
   Section 12.3 - Distribution of Accounts.......................................................................37
   Section 12.4 - Forfeitures....................................................................................39
   Section 12.5 - Restoration of Forfeitures.....................................................................39
   Section 12.6 - Determination of Value of Accounts.............................................................39

ARTICLE XIII. BENEFITS UPON DEATH................................................................................40
   Section 13.1 - Designation of Beneficiary.....................................................................40
   Section 13.2 - Distribution on Death..........................................................................40
   Section 13.3 - Determination of Value of Accounts.............................................................41

ARTICLE XIV. TOP HEAVY PROVISIONS................................................................................41
   Section 14.1 - Top Heavy Determination........................................................................41
   Section 14.2 - Minimum Benefits...............................................................................43
   Section 14.3 - Limitation on Benefits.........................................................................44

ARTICLE XV. ADMINISTRATIVE PROVISIONS............................................................................44
   Section 15.1 - Duties and Powers of the Administrator.........................................................44
   Section 15.2 - Expenses of Administration.....................................................................45
   Section 15.3 - Payments.......................................................................................46
   Section 15.4 - Statement to Participants......................................................................46
   Section 15.5 - Inspection of Records..........................................................................46
   Section 15.6 - Claims Procedure...............................................................................46
   Section 15.7 - Conflicting Claims.............................................................................48
   Section 15.8 - Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee..........48
   Section 15.9 - Service of Process.............................................................................48
   Section 15.10 - Limitations Upon Powers of the Administrator..................................................48
   Section 15.11 - Effect of Administrator Action................................................................49
   Section 15.12 - Contributions to Rollover Accounts and Transfer Accounts......................................49
   Section 15.13 - Assignments, etc., Prohibited; Distributions Pursuant to Qualified
         Domestic Relations Orders; Certain Offsets of Accounts..................................................50
   Section 15.14 - Direct Rollovers..............................................................................51
   Section 15.15 - Corrective of Administrative Error; Special Contribution......................................51

ARTICLE XVI. TERMINATION, DISCONTINUANCE, AMENDMENT, MERGER, ADOPTION OF PLAN....................................52
   Section 16.1 - Termination of Plan; Discontinuance of Contributions...........................................52
   Section 16.2 - Amendment of Plan..............................................................................53
   Section 16.3 - Retroactive Effect of Plan Amendment...........................................................53
   Section 16.4 - Consolidation or Merger; Adoption of Plan by Other Companies...................................53


                                      - iv -

ARTICLE XVII. MISCELLANEOUS PROVISIONS...........................................................................54
   Section 17.1 - Identification of Fiduciaries..................................................................54
   Section 17.2 - Allocation of Fiduciary Responsibilities.......................................................54
   Section 17.3 - Limitation on Rights of Employees..............................................................55
   Section 17.4 - Limitation on Annual Additions; Treatment of Otherwise
         Excessive Allocations...................................................................................55
   Section 17.5 - Voting Rights..................................................................................56
   Section 17.6 - Governing Law..................................................................................57
   Section 17.7 - Plurals........................................................................................57
   Section 17.8 - Titles.........................................................................................57
   Section 17.9 - References.....................................................................................57
   Section 17.10 - Use of Trust Funds............................................................................58

Schedule I
Schedule II
Schedule III
Schedule IV

Supplement A
Supplement B

                                  SUPPLEMENT A
                                       TO
                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                                   401(k) PLAN

          This Supplement contains provisions which modify and supplement the Plan in order to document the special provisions which apply to Atglen Covered Department Employees (as defined below) as well as the protected benefits which apply to Atglen Participants (as defined below). This Supplement A shall apply solely to Atglen Covered Department Employees or Atglen Participants, as set forth below.

                                   ARTICLE AI

                                   DEFINITIONS

SECTION A1.1 - ANNUITY STARTING DATE

          "Annuity Starting Date" shall mean the first day of the first period for which a benefit is payable as an annuity or any other form.

SECTION A1.2 - ATGLEN ACCOUNTS

          "Accounts" shall mean the Atglen Participant's account balance under the Atglen Plan on the Transfer Date including any earnings (or losses) thereon after the Transfer Date.

SECTION A1.3 - ATGLEN COVERED DEPARTMENT EMPLOYEE

          "Atglen Covered Department Employee" means an Employee who works in the production or maintenance department at the Quebecor World Atglen Inc. plant located at Lower Valley Road, Atglen, Pennsylvania and is covered by a collective bargaining agreement with the Company and Local 312 of the International Brotherhood of Teamsters.

SECTION A1.4 - ATGLEN PARTICIPANT

          "Atglen Participant" shall mean a former participant in the Atglen Plan who elected to transfer his or her Atglen Accounts to the Quebecor DCS Plan or the Plan on the Transfer Date, in accordance with the Rules of the Plan.

SECTION A1.5 - ATGLEN PLAN

          "Atglen Plan" shall mean The Quebecor Printing Atglen Inc. Pension Plan for Production and Maintenance Employees under which Atglen Participants elect to transfer their Atglen Accounts to the Quebecor DCS Plan (before January 1, 2001) or the Plan (on or after January 1, 2001) in accordance with the Rules of the Plan.

SECTION A1.6 - ELECTION PERIOD

          "Election Period" means:

               (a) In the case of an election under Section A12.3(d) to waive the Qualified Joint and Survivor Annuity upon an Atglen Participant's Normal Retirement Date, the period beginning 90 days before the Atglen Participant's Annuity Starting Date and ending on the latest of

                    (i)   the Atglen Participant's Annuity Starting Date,

                    (ii) the ninetieth day after the mailing or personal delivery to him or her of the explanation described in Section A12.3(b)(i), or

                    (iii) the sixtieth day after the mailing or personal
               delivery to him or her of information he or she has requested under Section A12.3(b)(ii).

               (b) In the case of an election under Section A12.3(d) to waive the Qualified Joint and Survivor Annuity for an Atglen Participant who terminated his or her employment before his or her Normal Retirement Date, the period beginning on the date of his Separation from the Service and ending on the latest of

                    (i)   the date 90 days thereafter,

                    (ii)  the date 90 days before his or her Annuity Starting
               Date,

                    (iii) the ninetieth day after the mailing or personal
               delivery to him or her of the explanation described in Section A12.3(b)(i), or

                    (iv) the sixtieth day after the mailing or personal delivery to him or her of information he has requested under Section A12.3(b)(ii).

               (c) In the case of an election under Section A13.2(b)(ii) to waive the Qualified Pre-Retirement Survivor Annuity,

                    (i) by an Atglen Participant who has had a Separation from the Service, the period which begins on the date of his Separation from the Service an d ends on the date of his death, or

                    (ii) otherwise, the period which begins on the first day of the Plan Year in which the Atglen Participant attains age thirty-five and ends on the date of his or her death.

SECTION A1.8 - LIFE ANNUITY

          "Life Annuity" for an Atglen Participant shall mean a monthly annuity payable for the life of the Atglen Participant which is purchased with the total Vested balance of his or her Atglen Accounts.

SECTION A1.9 - TRANSFER DATE

          "Transfer Date" shall mean the date as of which the Atglen Accounts of an Atglen Participant were transferred to the Quebecor DCS Plan or the Plan, as elected by the Atglen Participant and in accordance with the Rules of the Plan.

SECTION A1.11 - QUALIFIED JOINT AND SURVIVOR ANNUITY

          "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Atglen Participant with a survivor annuity for the life of his or her Surviving Spouse for 50% or 100% of the amount of the Atglen Participant's annuity, as the Atglen Participant elects, which is payable during the life of the Atglen Participant and which is purchased with the total Vested balance of the Atglen Participant's Atglen Accounts.

SECTION A1.12 - QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

          "Qualified Preretirement Survivor Annuity" shall mean an annuity for the life of the Atglen Participant's Surviving Spouse purchased with the total Vested balance of the Atglen Participant's Atglen Accounts which is payable to the Atglen Participant's Surviving Spouse upon the Atglen Participant's death.

SECTION A1.13 - QUEBECOR DCS PLAN

          "Quebecor DCS Plan" shall mean the Quebecor Deferred Compensation Savings Plan which merged into the Plan effective as of January 1, 2001.

                                   ARTICLE AII

                                   ELIGIBILITY

SECTION A2.1 - REQUIREMENTS FOR PARTICIPATION

               (c) ELIGIBLE EMPLOYEES WHO ARE MEMBERS OF A PARTICIPATING BARGAINING UNIT.

                    (ii) ATGLEN COVERED DEPARTMENT EMPLOYEES.

                         A    If an Atglen Covered Department Employee was a
               Participant for purposes of Article III and Section 6.3(b)(ii) on December 31, 2000, he or she shall be such a Participant on January 1, 2001. If an Atglen Covered Department Employee was not such a Participant on December 31, 2000, he or she shall become a Participant for purposes of Section Article III and

               Section 6.3(b)(ii) as soon as administratively feasible after attaining his or her eighteenth birthday and his or her first Hour of Service.

                         B    If an Atglen Covered Department Employee was a
               Participant for purposes of Section A6.3(c)(ii) on December 31, 2000, he or she shall be such a Participant on January 1, 2001. If an Atglen Covered Department Employee was not such a Participant on December 31, 2000, he shall become a Participant for purposes of Section A6.3(c)(ii) on the 31st day after his or her first Hour of Service or as otherwise provided in the collective bargaining agreement which applies to the Atglen Covered Department Employee in question.

                                   ARTICLE AVI

             PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES

SECTION A6.3 - ALLOCATION OF COMPANY CONTRIBUTIONS

               (c) (ii) An Active Participant who is an eligible Atglen Covered Department Employee who is not receiving a contribution under the Atglen Plan for the period in question shall share in any Company contributions made pursuant to Section 5.1(b) in an amount, if any, for his or her Profit-Sharing Account equal to

                         A    if such Active Participant is hired on or before
                June 15, 1996,

                              1    $.95 for the period beginning June 15, 1996
                    through June 14, 1998 for each of his or her Hours of Service during such period, and

                              2    $1.00 for the period beginning June 15, 1998
                    through June 13, 1999 for each of his or her Hours of Service during such period, and

                              3    $1.05 for the period beginning June 14, 1999
                    and after for each of his or her Hours of Service during such period up to 40 Hours of Service in any week, or

                         B    if such Active Participant is hired after June 16,
               1996, $.50 for each of his or her Hours of Service up to 40 Hours of Service in any week, or

                         C    as otherwise provided in the collective bargaining
               agreement which applies to the Atglen Covered Department Employee in question.

                                   ARTICLE AX

                              WITHDRAWALS AND LOANS

SECTION A10.2 - HARDSHIP WITHDRAWAL FROM DEFERRED COMPENSATION ACCOUNT

                A Atglen Participant shall not be permitted to make a withdrawal from his Atglen Accounts under this Section.

SECTION A10.3 - OPTION TO WITHDRAW

                A Atglen Participant shall not be permitted to make a withdrawal from his Atglen Accounts under this Section.

SECTION A10.4 - LOANS TO PARTICIPANTS

                (b) (xviii) Spousal Consent shall be obtained for any loan which is secured by a Atglen Participant's Atglen Accounts during the 90-day period ending of the date such security is given.

                                  ARTICLE AXII

              BENEFITS UPON RETIREMENT OR TERMINATION OF EMPLOYMENT

SECTION A12.3 - DISTRIBUTION OF ACCOUNTS

                (a) Subject to subsections (d) and (e), if the entire
Vested amount credited to an Atglen Participant's Accounts exceeds $5,000, the Vested balance in his or her Atglen Accounts shall be applied to purchase

                    (i) if he or she is married, a Qualified Joint and Survivor Annuity, or

                    (ii) if he or she is not married, a Life Annuity for his benefit,

commencing, in either case, on a date which is not later than the date set forth in Section 12.3(c), as the Atglen Participant shall specify in accordance with Rules of the Plan.

               (b) Not more than 90 days before (and not less than 30 days before) the Annuity Starting Date, each Atglen Participant who may be affected by this Section shall be furnished, by mail or personal delivery (and consistent with such regulations as the Secretary may prescribe), with

                    (i) a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, including

                         A    the right of the Atglen Participant to make, and
               the effect of, an election under subsection (d) to waive the Qualified Joint and Survivor Annuity,

                         B    the relative financial effect on his Atglen
               Accounts of an election under subsection (d),

                         C    the right of such Atglen Participant's Spouse
               under subsection (d),

                         D    the right of the Atglen Participant under
               subsection (d) to revoke an election made under subsection (d) and the effect thereof, and

                    (ii) a statement that the Administrator will furnish the Atglen Participant upon his first written request within sixty days after the mailing or personal delivery to him or her of the notice required under this subsection, a detailed statement as to the financial effect upon his Atglen Accounts of making an election under subsection
       (d).

               (c) The items furnished under subsection (b) shall be written in non-technical language with the financial effects referred to being given in terms of dollars per monthly payment. Such information shall be delivered personally to the Atglen Participant or mailed to him or her (first class mail, postage prepaid) within thirty days after receipt by the Administrator of such written request.

               (d) Notwithstanding subsection (a) and subject to subsection (e), if a Atglen Participant described in subsection (a) elects during the applicable Election Period with Spousal Consent to waive such annuity in accordance with the Rules of the Plan, such Atglen Participant may elect to receive the entire Vested amount credited to his or her Atglen Accounts in a lump sum as described in Section 12.3. Any such election may be revoked or made again at any time during the applicable Election Period. Notwithstanding the requirement under subsection (b) that the written explanation described in
(b)(i) be provided not less than 30 days before the Annuity Starting Date, a Atglen Participant, after having received the written explanation of the Qualified Joint and Survivor Annuity described in paragraph (b)(i), may make an election under this subsection, with Spousal Consent thereto, less than 30 days after the written explanation was provided to the Atglen Participant, provided that

                    (i) the Administrator shall provide information to the Atglen Participant clearly indicating that the Atglen Participant has the right to an Election Period to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a distribution other than the Qualified Joint and Survivor Annuity and that such period shall be at least 30 days in duration,

                    (ii) the Atglen Participant shall be permitted to revoke the distribution election under this subsection at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins on the day after the written explanation of the Qualified Joint and Survivor Annuity is provided to the Atglen Participant,

                    (iii) the Annuity Starting Date is after the date that the written explanation of the Qualified Joint and Survivor Annuity is provided to the Atglen Participant, and

                    (iv) the distribution in accordance with the election under this subsection does not commence before the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Atglen Participant.

               (e) Notwithstanding subsections (a) and (d), if the entire amount credited to a Atglen Participant's Accounts does not exceed $5,000, such Atglen Participant shall receive his or her Atglen Accounts in one lump sum in cash.

               (f) Except as provided in subsection (g), distribution under subsection (a), (d) or (e) shall be made or commence not later than the earliest of

                    (i) sixty days after the end of the Plan Year in which the Atglen Participant's Separation from the Service occurs, or

                    (ii) if he or she is not a Five Percent Owner with respect to a Plan Year ending in the calendar year in which he attains age 70 1/2, the later of

                         A    the April 1 following the calendar year in which
               his or her Separation from the Service occurs, or

                         B    the April 1 following the calendar year in which
               he or she attains age 701/2,

                    (iii) if he or she is such a Five Percent Owner, the April 1 following the calendar year in which he or she attains age 70 1/2.

               (g) At any time before a distribution under subsection (f) is made or commences, the Atglen Participant may elect in accordance with the Rules of the Plan to defer such distribution until such later date as he or she shall then or subsequently specify, provided, however,

                    (i) such date shall be no later than the date referred to in subsection (f)(ii) or (f)(iii), and

                    (ii) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection
       (f)(ii) or (f)(iii).

               (h) Notwithstanding any election under subsection (g), the entire amount credited to the Atglen Participant's Atglen Accounts will be distributed in a manner which satisfies the minimum distribution incidental death benefit requirements of Proposed Treas. Reg. ss. 1.401(a)(9)-2 (or any successor thereto).

                                 ARTICLE AXIII

                               BENEFITS UPON DEATH

SECTION A13.1. - DESIGNATION OF BENEFICIARY

                (e) Each Atglen Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder.

SECTION A13.2 - DISTRIBUTION ON DEATH

                (a) Subject to subsection (b), if a Atglen Participant dies before any distribution of his Accounts has been made or commenced under Article AXII or Section 16.1 and was married on the date of his or her death, the Vested amount credited to his or her Atglen Accounts (as determined under Section 9.2) shall be applied to purchase a Qualified Preretirement Survivor Annuity for the life of his Surviving Spouse which shall commence on a date specified by the Spouse which is not later than the later of

                    (i) the first anniversary of the Atglen Participant's death, or

                    (ii) the date on which the Atglen Participant would have attained age 70 1/2.

                (b) Notwithstanding subsection (a),

                    (i) if the Vested amount credited to such Atglen Participant's Accounts does not equal more than $5,000,

                    (ii) if such Atglen Participant elected to waive such Qualified Preretirement Survivor Annuity during the applicable Election Period in accordance with the Rules of Plan and Spousal Consent was obtained thereto, or

                    (iii) if such Spouse, after the Atglen Participant's death, elects in accordance with the Rules of the Plan to waive the Qualified Preretirement Survivor Annuity to which such Spouse is otherwise entitled, the Vested amount credited to the Atglen Participant's Atglen Accounts shall be paid to the Surviving Spouse in one lump sum either in cash or, with respect to the portion of such Atglen Participant's Accounts invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash) not later than the first anniversary of the Atglen Participant's death, unless another manner of payment is elected under Section A13.4 and except to the extent the Surviving Spouse has properly consented to as described in Section 1.56 to the designation of other Beneficiaries, in which case the provisions of Section A13.4 shall apply. Any election under paragraph
(ii) may be revoked or made again at any time during the applicable Election Period.

                (c) Upon the death of a Atglen Participant

                    (i)  who was not married on the date of his or her death,

                    (ii) who was married on the date of his or her death but whose Spouse properly consented (as described in Section 1.56) to the designation of another Beneficiary, or

                    (iii) who had not yet received his or her distribution from his or her Atglen Accounts under Section A12.3(d),

the Vested amount credited to his or her Atglen Accounts or any remaining balance of his or her Atglen Accounts shall be paid, as described in Section A13.4, to the Participant's Beneficiary.

                (d) If the Surviving Spouse or Beneficiary of a Atglen Participant dies before receiving the entire distribution otherwise due under this Section, the balance of the distribution shall be paid to the Atglen Participant's Beneficiary determined under Section 13.1(d) in one lump sum.

SECTION A13.3 - SPOUSE'S ELECTION OF OTHER PAYMENT METHODS

                (a) A Surviving Spouse who is entitled to a lump sum distribution under Section A13.2(b)(ii) or (iii) may elect in accordance with the Rules of the Plan that in lieu of an immediate lump sum, the lump sum payment may be deferred but not later than 5 years after the Atglen Participant's death.

SECTION A13.4 - PAYMENTS TO BENEFICIARIES

                (a) Amounts payable to any Beneficiary from a Atglen Participant's Atglen Accounts shall be paid in one lump sum either in cash or, with respect to the portion of the Atglen Participant's Atglen Accounts invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash) as may be elected by the Beneficiary within five years of the Atglen Participant's death.

                (b) If payment has commenced prior to the Atglen
Participant's death, payment of the Atglen Participant's Atglen Accounts shall be made in such a manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Participant's death.

SECTION A13.5 - EXPLANATION OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

                The Administrator shall provide a written explanation of the Qualified Preretirement Survivor Annuity (as defined in Code Section 417(c)):

                    (a) to a Atglen Participant who is a Atglen Participant on his or her thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which his or her thirty-second birthday occurs;

                    (b) to a Atglen Participant who becomes a Atglen Participant after his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which he or she becomes a Atglen Participant; and

                    (c) to a Atglen Participant who has a Separation from the Service prior to his or her thirty-second birthday, within one year of his or her Separation from the Service,

or such longer period as is allowed under Code Section 417(a)(3).


                                   ARTICLE AXV

                            ADMINISTRATIVE PROVISIONS

SECTION A15.12 - CONTRIBUTIONS TO TRANSFER ACCOUNTS

                 (e) An Atglen Covered Department Employee may transfer his account balance under the Atglen Plan to the Plan at the time and in the manner prescribed by the Administrator. Any account balance so transferred from the Atglen Plan, together with earnings thereon, shall be fully Vested and shall be held in his or her Transfer Account under the Plan.

                                  SUPPLEMENT B
                                       TO
                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                                   401(K) PLAN

               PROTECTED BENEFITS FOR CERTAIN MERGED PARTICIPANTS

               This Supplement modifies and supplements the Plan in order to provide protected benefits for certain Merged Participants. This Supplement B shall apply to the Merged Participants identified below.


                                   ARTICLE BI

                                   DEFINITIONS

SECTION B1.1 - EARLY RETIREMENT DATE

               "Early Retirement Date" of a Downey Merged Participant and
Downey Union Merged Participant shall mean the first day of the month before his or her Normal Retirement Date coinciding with or next following his or her fifty-fifth birthday and his or her Separation from the Service which the Downey Merged Participant or Downey Union Merged Participant selects for the start of his or her benefits under the Plan.


                                   ARTICLE BIX

                              VESTING OF INTERESTS

SECTION B9.1 - VESTING OF ACCOUNTS

               (a) (i) Each Midwest Merged Participant who was hired by the Company on or before June 1, 1998 shall be fully Vested in his or her Matching Account and Midwest Matching Account at all times.

                    (ii) Each Quebecor Merged Participant and Quebecor
       Union Merged Participant who was hired by the Company before January 1, 2001 shall be fully Vested in his or her Matching Account and Profit-Sharing Account at all times.

                    (iii) Each Sayers Merged Participant who was hired by the Company before January 1, 2001, shall be fully Vested in his or her Matching Account and Profit-Sharing Account at all times.

                    (iv) Each Atglen Participant (as defined in Supplement A) who elects to transfer his or her Atglen Accounts to the Plan shall be fully Vested in his or her Atglen Accounts at all times.

                    (v) Except as provided in paragraph (vi), each Atglen Covered Department Employee (as defined in Supplement A) who was hired by the Company before January 1, 2001 shall be fully Vested in his or her Matching Account and Profit-Sharing Account at all times.

                    (vi) Each Atglen Covered Department Employee who receives a contribution described in Section A6.3(c)(ii) shall be fully Vested in his or her Profit-Sharing Account at all times to the extent his or her Profit-Sharing Account consists entirely of the contributions described in Section A6.3(c)(ii). If his or her Profit-Sharing Account consists of contributions made under the Plan other than those described in Section A6.3(c)(ii), such other contributions shall be segregated in a subaccount in his or her Profit-Sharing Account and shall be subject to the vesting schedule described in Section 9.1(b)(i).

               (b) (i) Except as provided in subsection (a), Sections 9.1, 9.2, B9.2 and paragraphs (ii), (iii), (iv), (v), (vi) and (vii), the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Participant who is a Downey Union Merged Participant shall be the percentage of such Accounts shown on the following table:

               YEARS OF VESTING SERVICE           VESTED PERCENTAGE
                      less than 3                         0%
                      3 (or more)                       100%

       unless otherwise determined under subsection (vi).

                    (ii) Except as provided in subsection (a), Sections 9.1, 9.2, B9.2 and paragraphs (i), (iii), (iv), (v), (vi) and (vii), the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Participant who is

                         A    a Downey Merged Participant who was hired by the
               Company before January 1, 2001 and is an Eligible Employee on January 1, 2001,

                         B    a Dittler Merged Participant who was hired by the
               Company before January 1, 2001 and is an Eligible Employee on January 1, 2001,

                         C    a Lanman Merged Participant who was hired by the
               Company after August 1, 1998 and before January 1, 2001 and is an Eligible Employee on January 1, 2001,

                         D    a Metroweb Merged Participant, Infiniti Merged
               Participant, Great Western Merged Participant, UP/Graphics Merged Participant, Little Merged Participant, Rice Merged Participant, J&H Merged Participant, Northeast Printing Merged Participant, Northeast Bindery Merged Participant, Alden Merged Participant, Book Services Merged Participant, Ringier Merged Participant, Magna Merged Participant, Acme Merged Participant, Wessel

               Merged Participant, or a Century Merged Participant all of whom were hired by the Company before January 1, 2001 and are Eligible Employees on January 1, 2001,

                         E    a Midwest Merged Participant who was hired by the
               Company after June 1, 1998 and before January 1, 2001 and is an Eligible Employee on January 1, 2001,

                         F    a Shea Merged Participant who was hired by the
               Company after June 1, 1998 and before January 1, 2001 and is an Eligible Employee on January 1, 2001, or

                         G    any other individual who was an Eligible Employee
               on January 1, 2001 and who was also an Eligible Employee before June 1, 1998; provided, however, that his or her Years of Vesting Service occurring before January 1, 2001 may not be excluded by reason of his or her Break in Service Years under Section 1.68, shall be the percentage of such Accounts shown on the following table:

               YEARS OF VESTING SERVICE           VESTED PERCENTAGE
                     less than 1                           0%
                          1                               20%
                          2                               40%
                          3                              100%

                    (iii) Except as provided in subsection (a), Sections
       9.1, 9.2, B9.2 and paragraphs (i), (ii), (iv), (v), (vi) and (vii), the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Lanman Merged Participant who was hired by the Company on or before August 1, 1998 shall be the percentage of such Accounts shown on the following table:

               YEARS OF VESTING SERVICE           VESTED PERCENTAGE
                     less than 2                           0%
                          2                               50%
                          3                              100%

                    (iv) Except as provided in subsection (a), Sections 9.1, 9.2, B9.2 and paragraphs (i),(ii), (iii), (v), (vi) and (vii), the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Shea Merged Participant who was hired by the Company on or before June 1, 1998 shall be the percentage of such Accounts shown on the following table:

               YEARS OF VESTING SERVICE           VESTED PERCENTAGE
                     less than 2                           0%
                     2 (or more)                         100%

                    (v) Except as provided in subsection (a), Sections 9.1, 9.2, B9.2 and paragraphs (i), (ii), (iii), (iv), (vi) and (vii), the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Dittler Union Merged Participant shall be the percentage of such Accounts shown on the following table:

               YEARS OF VESTING SERVICE           VESTED PERCENTAGE
                     less than 5                           0%
                     5 (or more)                         100%

       unless otherwise determined under subsection (vi).

                    (vi) Except as provided in subsection (a), Sections 9.1, 9.2, B9.2 and paragraphs (i), (ii), (iii), (iv), (v) and (vii), and notwithstanding anything contained in the Plan to the contrary, the Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Participant who is a member of a Participating Bargaining Unit, including but not limited to a Quebecor Union Merged Participant, a Dittler Union Merged Participant, a Downey Union Merged Participant and an Atglen Covered Department Employee (as defined in Supplement A), shall be determined in accordance with the collective bargaining agreement which applies to the Participant in question which shall be in compliance with Code Section 411(a).

                    (vii) The Vested portion of the Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, of a Participant who incurs a Separation from the Service before January 1, 2001, shall be determined in accordance with the vesting schedule(s) in effect for such Participant (including any Merged Participant) under the Plan, the Quebecor Deferred Compensation Savings Plan or the Quebecor Defined Contribution Plan (as applicable) as of his or her termination date.

               (c) Upon any amendment of the vesting schedule set forth in subsection (b), a Participant with at least three Years of Vesting Service may elect to have his or her Vested interest calculated pursuant to the vesting schedule which would have been in effect but for the amendment; provided, however, that no election shall be provided for any Participant whose nonforfeitable percentage under the Plan as amended at anytime cannot be less than such percentage determined without regard to such amendment.

SECTION B9.2 - ADDITIONAL VESTING OF ACCOUNTS

               The interest of a Downey Merged Participant or Downey Union Merged Participant in his or her Profit-Sharing Account, Matching Account and Non-Vested Merged Accounts, if any, shall become fully Vested upon the earliest to occur of

                    (a)  his or her death,

                    (b)  his or her Normal Retirement Date,

                    (c)  his or her Early Retirement Date,

                    (d)  his or her Disability Retirement Date, or

                    (e) the termination or discontinuation of the Plan under Section 16.1 if he or she is then an affected Employee or employed by a Company Affiliate.


                                   ARTICLE BIX

                              WITHDRAWALS AND LOANS

SECTION B10.3 - OPTION TO WITHDRAW

                (a) Each Shea Merged Participant who is Vested in his or her Shea Matching Contribution Account may elect, subject to the Rules of the Plan, to withdraw all or a part of his or her Shea Matching Contribution Account in cash or, with respect to any portion of such Account invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash) unless the Shea Merged Participant elects to receive all of such amount in cash, valued as of the last Valuation Date; provided, however, that the following conditions are satisfied:

                    (i) The Shea Merged Participant must withdraw the maximum amount permitted under subsections 10.3(b) and (d).

                    (ii) The Shea Merged Participant may not withdraw the value of matching contributions made within the previous two years unless he has at least five Years of Vesting Service.

                    (iii) No more than one such withdrawal may be made in any six month period.

                (b) Each Acme Merged Participant may elect, subject to the Rules of the Plan, to withdraw all or part of his or her Vested Acme Employer Contributions Account in cash or, with respect to any portion of such Account invested in the Company Stock Fund, in whole shares of Company Stock (and the equivalent of any fractional share distributed in cash) unless the Acme Merged Participant elects to receive all of such amount in cash, valued as of the last Valuation Date; provided, however, that the Acme Merged Participant may not withdraw the value of contributions made to his or her Acme Employer Contributions Account within the previous two years, unless he or she has completed at least 60 months of participation in the Plan and the Acme Printing Company, Inc. 401(k) Profit-Sharing Plan.


                                  ARTICLE BXII

              BENEFITS UPON RETIREMENT OR TERMINATION OF EMPLOYMENT

SECTION B12.3 - DISTRIBUTION OF ACCOUNTS

                (a) An active Downey Merged Participant or Downey Union
Merged Participant who continues as an Employee on his or her Normal Retirement Date may nevertheless elect to commence his distributions under Section 12.3 on his or her Normal Retirement Date.